                                                                  EXECUTION COPY







                                CREDIT AGREEMENT


                            Dated as of May 28, 1998


                                      Among


                         COLLINS & AIKMAN PRODUCTS CO.,
                                  as Borrower,


                          COLLINS & AIKMAN CANADA INC.,
                             as a Canadian Borrower,


                        COLLINS & AIKMAN PLASTICS, LTD.,
                             as a Canadian Borrower,


                          COLLINS & AIKMAN CORPORATION,
                                  as Guarantor,


                            THE LENDERS NAMED HEREIN,


                        BANK OF AMERICA NATIONAL TRUST &
                              SAVINGS ASSOCIATION,
                             as Documentation Agent,


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                       And


                       THE CHASE MANHATTAN BANK OF CANADA
                        as Canadian Administrative Agent

                                TABLE OF CONTENTS


ARTICLE SECTION
                                                                           PAGE

I.

                                   DEFINITIONS
  SECTION 1.01. DEFINED TERMS................................................  1
  SECTION 1.02. TERMS GENERALLY.............................................. 23

II.

                                   THE CREDITS
  SECTION 2.01. LOANS; COMMITMENTS........................................... 24
  SECTION 2.02. LOANS........................................................ 26
  SECTION 2.03. NOTICE OF REVOLVING BORROWINGS............................... 28
  SECTION 2.04. NOTES; REPAYMENT OF LOANS.................................... 29
  SECTION 2.05. FEES......................................................... 30
  SECTION 2.06. INTEREST ON LOANS............................................ 31
  SECTION 2.07. DEFAULT INTEREST............................................. 31
  SECTION 2.08. ALTERNATE RATE OF INTEREST................................... 32
  SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS..................... 32
  SECTION 2.10. CONVERSION AND CONTINUATION OF TRANCHE A TERM, TRANCHE B TERM
                AND TRANCHE C TERM LOANS....................................  32
  SECTION 2.11. REPAYMENT OF TRANCHE A TERM, TRANCHE B TERM AND TRANCHE C
                TERM BORROWINGS.............................................. 34
  SECTION 2.12. PREPAYMENT................................................... 34
  SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES................ 36
  SECTION 2.14. CHANGE IN LEGALITY........................................... 38
  SECTION 2.15. INDEMNITY.................................................... 38
  SECTION 2.16. PRORATA TREATMENT............................................ 39
  SECTION 2.17. PAYMENTS..................................................... 39
  SECTION 2.18. TAXES........................................................ 39
  SECTION 2.19. ISSUANCE OF LETTERS OF CREDIT................................ 42
  SECTION 2.20. PARTICIPATIONS; UNCONDITIONAL OBLIGATIONS.................... 43
  SECTION 2.21. LETTER OF CREDIT FEE......................................... 43
  SECTION 2.22. AGREEMENT TO REPAY LETTER OF CREDIT DISBURSEMENTS............ 43
  SECTION 2.23. LETTER OF CREDIT OPERATIONS.................................. 44
  SECTION 2.24. CASH COLLATERALIZATION....................................... 45
  SECTION 2.25. TERMINATION AND REDUCTION OF LETTER OF CREDIT COMMITMENT..... 45
  SECTION 2.26. BANKERS'ACCEPTANCES.......................................... 45

III.

                         REPRESENTATIONS AND WARRANTIES
  SECTION 3.01. ORGANIZATION, CORPORATE POWERS............................... 49
  SECTION 3.02. AUTHORIZATION................................................ 49
  SECTION 3.03. ENFORCEABILITY............................................... 49
  SECTION 3.04.  ............................................................ 49
  SECTION 3.05.  USE OF PROCEEDS............................................. 49
  SECTION 3.06. FEDERAL RESERVE REGULATIONS.................................. 49
  SECTION 3.07. CAPITALIZATION OF THE COMPANY AND HOLDINGS................... 50
  SECTION 3.08. PLEDGE AGREEMENT............................................. 50
  SECTION 3.09. FINANCIAL STATEMENTS......................................... 50
  SECTION 3.10. NO MATERIAL ADVERSE CHANGE................................... 51

  SECTION 3.11. TITLE TO PROPERTIES; POSSESSION UNDER LEASES................. 51
  SECTION 3.12. SUBSIDIARIES................................................. 51
  SECTION 3.13. LITIGATION; COMPLIANCE WITH LAWS............................. 51
  SECTION 3.14. AGREEMENTS................................................... 51
  SECTION 3.15. INVESTMENT COMPANY ACT....................................... 52
  SECTION 3.16. PUBLIC UTILITY HOLDING COMPANY ACT........................... 52
  SECTION 3.17. TAX RETURNS.................................................. 52
  SECTION 3.18. NO MATERIAL MISSTATEMENTS.................................... 52
  SECTION 3.19. EMPLOYEE BENEFIT PLANS....................................... 52
  SECTION 3.20. LABOR MATTERS................................................ 53
  SECTION 3.21. ENVIRONMENTAL MATTERS........................................ 53
  SECTION 3.22. SOLVENCY..................................................... 54
  SECTION 3.23. ABSENCE OF CERTAIN RESTRICTIONS.............................. 54
  SECTION 3.24. NOFOREIGN ASSETS CONTROL REGULATION VIOLATION................ 55
  SECTION 3.25. INSURANCE.................................................... 55
  SECTION 3.26. CERTAIN OTHER REPRESENTATIONS................................ 55
  SECTION 3.27. SENIOR DEBT.................................................. 55
  SECTION 3.28. YEAR 2000 COMPLIANCE......................................... 55
  SECTION 4.01. ALL CREDIT EVENTS............................................ 55
  SECTION 4.02. CONDITIONS TO EFFECTIVENESS.................................. 56

V.

                              AFFIRMATIVE COVENANTS
  SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES......................... 58
  SECTION 5.02. INSURANCE.................................................... 58
  SECTION 5.03. TAXES........................................................ 58
  SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, AMENDMENTS, ETC............... 59
  SECTION 5.05. LITIGATION AND OTHER NOTICES................................. 60
  SECTION 5.06.  ERISA....................................................... 61
  SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.... 61
  SECTION 5.08.  USE OF PROCEEDS............................................. 61
  SECTION 5.09. FURTHER ASSURANCES........................................... 61
  SECTION 5.10.  CHANGE IN OWNERSHIP......................................... 62
  SECTION 5.11.  FISCAL YEAR; ACCOUNTING..................................... 62
  SECTION 5.12. DIVIDENDS.................................................... 62
  SECTION 5.13. [INTENTIONALLY OMITTED]...................................... 62
  SECTION 5.14. CORPORATE SEPARATENESS....................................... 62
  SECTION 5.15. BUSINESS OF RESTRICTED SUBSIDIARIES.......................... 62

VI.

                               NEGATIVE COVENANTS
  SECTION 6.01. INDEBTEDNESS................................................. 62
  SECTION 6.02. DIVIDENDS AND DISTRIBUTIONS.................................. 65
  SECTION 6.03. CAPITAL EXPENDITURES......................................... 66
  SECTION 6.04. LIENS........................................................ 66
  SECTION 6.05. PRIORITY OF LOAN PAYMENTS.................................... 68
  SECTION 6.06. SALE AND LEASE-BACK TRANSACTIONS............................. 69
  SECTION 6.07. INVESTMENTS, LOANS AND ADVANCES.............................. 69
  SECTION 6.08. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.... 70
  SECTION 6.09. TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS................ 72
  SECTION 6.10. SUBORDINATED INDEBTEDNESS.................................... 72
  SECTION 6.11. AMENDMENT OF CONSTITUTIVE DOCUMENTS; CHANGE IN CORPORATE
                STRUCTURE.................................................... 72
  SECTION 6.12. BUSINESS OF HOLDINGS AND RESTRICTED SUBSIDIARIES............. 72
  SECTION 6.13. RESTRICTIVE AGREEMENTS....................................... 72
                                       ii

  SECTION 6.14. INTEREST COVERAGE RATIO...................................... 73
  SECTION 6.15.  ............................................................ 73
  SECTION 6.16. LEVERAGE RATIO............................................... 73
  SECTION 6.17.  ............................................................ 73
  SECTION 6.18. TAX SHARING.................................................. 73
  SECTION 6.19. SIGNIFICANT SUBSIDIARIES..................................... 73
  SECTION 6.20. INACTIVE SUBSIDIARIES........................................ 73

VII.

                                EVENTS OF DEFAULT

VIII.

                                      AGENT

IX.

                                  MISCELLANEOUS
  SECTION 9.01. NOTICES...................................................... 78
  SECTION 9.02. SURVIVAL OF AGREEMENT........................................ 79
  SECTION 9.03. BINDING EFFECT............................................... 79
  SECTION 9.04. SUCCESSORS AND ASSIGNS....................................... 79
  SECTION 9.05. EXPENSES; INDEMNITY.......................................... 82
  SECTION 9.06. RIGHT OF SET-OFF; SHARING.................................... 83
  SECTION 9.07. APPLICABLE LAW............................................... 84
  SECTION 9.08. WAIVERS; AMENDMENT........................................... 84
  SECTION 9.09. INTEREST RATE LIMITATION..................................... 85
  SECTION 9.10. ENTIRE AGREEMENT............................................. 85
  SECTION 9.11. WAIVER OF JURY TRIAL......................................... 85
  SECTION 9.12. SEVERABILITY................................................. 85
  SECTION 9.13. COUNTERPARTS................................................. 85
  SECTION 9.14. HEADINGS..................................................... 85
  SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS.................. 85
  SECTION 9.16. CONVERSION OF CURRENCIES..................................... 86
  SECTION 9.17. CONFIDENTIALITY.............................................. 86

             CREDIT AGREEMENT dated as of May 28, 1998, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "COMPANY"), COLLINS & AIKMAN CANADA INC., a Canadian corporation ("COLLINS & AIKMAN CANADA"), COLLINS & AIKMAN PLASTICS, LTD., a Canadian corporation ("COLLINS & AIKMAN PLASTICS," and collectively with Collins & Aikman Canada, the "CANADIAN BORROWERS"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("HOLDINGS"), the financial institutions parties hereto (as hereinafter further defined, the "LENDERS"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and THE CHASE MANHATTAN BANK OF CANADA, a Canadian chartered bank ("CHASE CANADA"), as Canadian administrative agent (in such capacity, the "CANADIAN ADMINISTRATIVE AGENT").

          The Company, Collins & Aikman Canada, Holdings, the lenders parties thereto and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of June 3, 1996 (as amended, supplemented or otherwise modified to the date hereof, the "JUNE 1996 CREDIT AGREEMENT") pursuant to which such Lenders have made loans and other extensions of credit to the Company and Collins & Aikman Canada. The Company, Holdings, the lenders parties thereto and the Administrative Agent are parties to the Credit Agreement, dated as of December 5, 1996 (as amended, supplemented or otherwise modified to the date hereof, the "DECEMBER 1996 CREDIT AGREEMENT"; and together with the June 1996 Credit Agreement, the "EXISTING CREDIT AGREEMENTS") pursuant to which such Lenders have made term loans to the Company.

          The Company has requested the Lenders to extend credit in order to enable the Company, subject to the terms and conditions of this Agreement, to borrow (i) on a five-year term basis, an aggregate principal amount not in excess of $100,000,000, (ii) on a seven-year term basis, an aggregate principal amount not in excess of $125,000,000 and (iii) on a five-year revolving basis, an aggregate principal amount initially not in excess of $190,000,000. The Company has also requested the Lenders to extend credit in order to enable the Canadian Borrowers, subject to the terms and conditions of this Agreement, to borrow on a five-year revolving basis an aggregate principal amount not in excess of $60,000,000 (or the equivalent thereof in Canadian dollars). The Company also has requested the Issuing Banks to issue letters of credit for the account of the Company and the Canadian Borrowers (with the exposure on such letters of credit being limited to $50,000,000 (including the equivalent thereof for letters of credit issued in Canadian dollars)) and resulting in a reduction to the availability of borrowings on a revolving basis. The Lenders are willing to extend such credit to the Company and the Canadian Borrowers on the terms and subject to the conditions set forth herein.

          The facilities hereunder will be used for the purposes set forth herein, including the replacement and refinancing of the Existing Credit Agreements.

      Accordingly, the Company, the Canadian Borrowers, Holdings, the Lenders, the Issuing Banks, the Documentation Agent, the Administrative Agent and the Canadian Administrative Agent agree as follows:


                                   ARTICLE I0

                                   DEFINITIONS

        SECTION 1.01. DEFINED TERMS. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any ABR Tranche A Term Loan, ABR Tranche B Term Loan, ABR Tranche C Term Loan, ABR Revolving Loan or Swingline Loan.

          "ABR REVOLVING LOAN" shall mean any Revolving Loan, Additional Revolving Loan or Canadian Revolving Loan in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR TRANCHE A TERM LOAN" shall mean any Tranche A Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR TRANCHE B TERM LOAN" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR TRANCHE C TERM LOAN" shall mean any Tranche C Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ACCEPTANCE FEE" shall mean a fee payable in C$ by the applicable Canadian Borrower to the Canadian Administrative Agent for the benefit of a Canadian Lender with respect to the acceptance of a B/A, calculated on the face amount of the B/A at the rate per annum equal to the Applicable Margin therefor on the basis of the number of days in the applicable Contract Period (inclusive of the first day and exclusive of the last day) and a year of 365 days.

          "ADDITIONAL REVOLVING CREDIT COMMITMENTS" shall have the meaning assigned such term in Section 2.27.

          "ADDITIONAL REVOLVING LENDER" shall mean each Canadian Lender (or, if a Canadian Lender is a Canadian Schedule II chartered bank, the affiliate of such Lender that is a Revolving Lender).

          "ADDITIONAL REVOLVING LOANS" shall mean any revolving loans made to the Company under the Additional Revolving Credit Commitments. Each Additional Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "ADDITIONAL REVOLVING CREDIT NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-7, evidencing Additional Revolving Loans.

          "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Interest Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, the term "LIBO RATE" shall mean the arithmetic mean of all such offered rates and
      (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "LIBO RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chase's portion (or, if Chase shall not have any portion, the portion of the Lender having the largest applicable Type of Loan) of the applicable Eurodollar Borrowing and for a period comparable to the applicable Interest Period are offered to Chase's office in which its eurodollar operations in respect of eurodollar loans are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Interest Period.

          "ADMINISTRATIVE   QUESTIONNAIRE"   shall   mean  an   Administrative
      Questionnaire substantially in the form of Exhibit C.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "AGENCY FEES" shall have the meaning assigned to such term in Section 2.05(c).

          "AGENTS" shall mean the collective reference to the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Documentation Agent.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate for dollars in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. For the purposes of any Canadian Revolving Credit Borrowing, Alternate Base Rate means the rate of interest per annum equal to the greater of (a) the floating annual rate of interest calculated from time to time by the Canadian Administrative Agent as the base rate which it will use to determine rates of interest on dollar Borrowings to customers in Canada and designated as its U.S. base rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

          "APPLICABLE AGENT" shall mean (i) the Administrative Agent with respect to the Revolving Credit Commitments and the Additional Revolving Credit Commitments and any Term Loans made to the Company and (ii) the Canadian Administrative Agent with respect to the Canadian Revolving Credit Commitments and any Tranche C Term Loans made to a Canadian Borrower.

          "APPLICABLE ASSET SALE PREPAYMENT PERCENTAGE" shall mean (i) 100% or
      (ii) in the case of all Sale and Leaseback Transactions, 50%.

          "APPLICABLE EXCESS CASH FLOW PREPAYMENT PERCENTAGE" shall mean initially 50% or, if the Applicable Level at any time is higher than Level I, the Excess Cash Flow Prepayment Percentage set forth in Schedule 1.01(B) opposite the Applicable Level in effect on the last day of the fiscal year to which the prepayment relates.

                                                                               4
          "APPLICABLE LEVEL" shall mean at any time the highest of Level I, Level II, Level III and Level IV in effect determined in accordance with
      Schedule 1.01(A).

          "APPLICABLE MARGIN" means (i) for any date on or after the Closing Date to but excluding the first day after delivery of the financial statements of Holdings for the fiscal quarter of Holdings ending September 26, 1998, with respect to Eurodollar Loans and B/As, 1-3/4% and with respect to ABR Loans and Canadian Prime Rate Loans, 3/4 of 1%, and (ii) for any date on or after the first day after delivery of the financial statements referred to in the immediately preceding clause (i) above, with respect to any Eurodollar Loans, B/As, ABR Loans or Canadian Prime Rate Loans, as the case may be, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of Holdings' fiscal quarter most recently ended as of such date; PROVIDED that, notwithstanding the foregoing, (x) for Tranche B Term Loans the Applicable Margin with respect to Eurodollar Loans shall be 2% and with respect to ABR Loans shall be 1% and (y) for Tranche C Term Loans, the Applicable Margin shall be set forth in the Tranche C Term Loan Supplement.

          "APPLICABLE PERCENTAGE" shall mean (x) with respect to any Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment, (y) with respect to any Additional Revolving Lender, the percentage of the aggregate Additional Revolving Credit Commitments represented by such Additional Revolving Lender's Additional Revolving Credit Commitment or
      (z) with respect to any Canadian Lender, the percentage of the aggregate Canadian Revolving Credit Commitments represented by such Canadian Lender's Canadian Revolving Credit Commitment.

          "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chase's domestic offices.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "AVAILABLE WALLCOVERINGS PROCEEDS" shall mean the Net Proceeds of approximately $70,000,000 from the sale of the Wallcoverings Subsidiaries.

          "BANKERS' ACCEPTANCES" and "B/A" shall mean a bill of exchange denominated in C$ drawn by a Canadian Borrower and accepted by a Canadian Lender in accordance with this Agreement.

          "BANKERS' ACCEPTANCES EXPOSURE" shall mean at any time the aggregate amount of Canadian Revolving Credit Borrowings which is outstanding as B/As.

          "BLACKSTONE" shall mean Blackstone Capital Partners L.P., a Delaware limited partnership.

          "BLACKSTONE ENTITIES" shall mean Blackstone, Blackstone Group, Blackstone Management Partners, L.P., Blackstone Management Associates, L.P. or any of their Affiliates.

          "BLACKSTONE GROUP" shall mean The Blackstone Group L.P., a Delaware limited partnership.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "BORROWERS" shall mean the collective reference to the Company and the Canadian Borrowers; any of them, a "BORROWER".

          "BORROWING" shall mean (i) a group of Loans of a single Type made to a Borrower on a single date and as to which a single Interest Period is in effect and (ii) a group of Bankers' Acceptances purchased on a single date and as to which a single Contract Period is in effect.

          "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; and PROVIDED, FURTHER, that when used in connection with a Canadian Revolving Loan, the term "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the Province of Ontario) on which banks are open for business in Toronto, Canada.

          "CANADIAN ADMINISTRATIVE AGENT" shall mean The Chase Manhattan Bank of Canada and its successors, as administrative agent for the Canadian Lenders.

          "CANADIAN B/A BORROWING" shall mean a Canadian Revolving Credit Borrowing comprised of Bankers' Acceptances.

          "CANADIAN DOLLARS" and "C$" shall mean lawful currency of Canada.

          "CANADIAN LENDERS" shall mean Lenders having Canadian Revolving Credit Commitments. Each Canadian Lender shall be a Canadian Scheduled Lender.

          "CANADIAN SCHEDULE II CHARTERED LENDER" shall mean each Canadian Lender that is a Schedule II chartered bank under the BANK ACT (Canada).

          "CANADIAN SCHEDULED LENDER" shall mean any Person named on Schedule I to the BANK ACT (Canada) or Schedule II to the BANK ACT (Canada).

          "C$ PRIME RATE" shall mean, on any day, the annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

          (a)the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on C$ denominated commercial loans in Canada; and

          (b)the annual rate of interest equal to the sum of (A) the CDOR Rate in effect on such date and (B) 1%.

          "CDOR RATE" means, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rate applicable to Canadian dollar bankers' acceptances displayed and identified as such on the "Reuters Screen CAD-CDOR Page" as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such rates do not appear on the Reuters Screen CAD-CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the simple arithmetic average of the 30-day discount rates applicable to Canadian dollar bankers' acceptances quoted by the Canadian Revolving Lenders as of 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If fewer than three of the reference Lenders quote the aforementioned rate on the days and at the times prescribed above, the "CDOR Rate" shall be such other rate or rates as the parties may agree.

          "CANADIAN PRIME RATE BORROWING" shall mean a Borrowing comprised of Canadian Prime Rate Loans.

          "CANADIAN PRIME RATE LOAN" shall mean a Canadian Revolving Loan denominated in C$ which bears interest at a rate based upon the C$ Prime Rate

          "CANADIAN REVOLVING CREDIT BORROWING" shall mean a group of Canadian Revolving Loans made to a Canadian Borrower on a single date and as to which a single Interest Period is in effect.

          "CANADIAN REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans to the Canadian Borrowers hereunder as set forth in
      Schedule 2.01, as the same may be reduced from time to time pursuant to
      Section 2.09 or reduced or increased pursuant to Section 2.27. The aggregate Canadian Revolving Credit Commitments are initially $60,000,000.

          "CANADIAN  REVOLVING  CREDIT  MATURITY DATE" shall mean December 31,
      2003.

          "CANADIAN REVOLVING CREDIT NOTE" shall mean a promissory note of a Canadian Borrower, substantially in the form of Exhibit A-5, evidencing Canadian Revolving Loans (other than Canadian B/A Borrowings).

          "CANADIAN REVOLVING LOANS" shall mean the revolving loans (including loans made through B/As) made to either Canadian Borrower pursuant to
      Section 2.01(e). Each Canadian Revolving Loan denominated in dollars shall be a Eurodollar Revolving Loan or an ABR Revolving Loan. Each Canadian Revolving Loan denominated in Canadian dollars shall be a Canadian Prime Rate Loan or a Canadian B/A Borrowing.

          "C$ CANADIAN BORROWING" shall mean a Borrowing denominated in C$.

          "CAPITAL EXPENDITURES" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period (but not including Permitted Business Acquisitions or Investments permitted pursuant to subsection 6.07(l)). For the purposes hereof, the amount of any Capital Expenditure shall not include (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to Section 6.08(a), (g) or
      (i) which is applied to the purchase of replacement assets or properties within 12 months of the receipt thereof, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, PROVIDED that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries.

          "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "CASH INTEREST EXPENSE" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

          A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding capital stock of the Company; (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) (other than (i) any Designated Person or
      (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if any Blackstone Entity or WP Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

          "CHARGES"  shall have the  meaning  assigned to that term in Section
      9.09.

          "CLOSING DATE" shall mean the date on which the first Loan is made pursuant to this Agreement.
          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL AGENT" shall mean Chase, as Collateral Agent under the Pledge Agreement and the Guarantee Agreement.

          "COMMITMENT" shall mean, with respect to any Lender, such Lender's Swingline Loan Commitment, Revolving Credit Commitment, Additional Revolving Credit Commitment and Canadian Revolving Credit Commitment

          "COMMITMENT FEE" shall have the meaning assigned to such term in
      Section 2.05(a).

          "COMPANY COMMON STOCK" shall have the meaning assigned to that term in
      Section 3.07(a).

          "COMPLIANCE CERTIFICATE" shall have the meaning assigned to such term in Section 5.04(c).

          "CONTAMINANTS" means those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

          "CONTINUING DIRECTORS" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the Closing Date and (ii) all members of the Board of Directors of Holdings who assumed office after the Closing Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then Continuing Directors.

          "CONTRACT PERIOD" shall mean the term of a B/A selected by a Canadian Borrower in accordance with Section 2.26 commencing on the borrowing date, rollover date or conversion date of such B/A, as the case may be, of such B/A and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, in all cases subject to availability, provided that no Contract Period shall extend beyond the Canadian Revolving Credit Maturity Date.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "CRAMERTON" shall mean Cramerton Automotive Products, Inc., a Delaware corporation and a subsidiary of JPS Automotive.

          "CREDIT AGREEMENT CREDITORS" shall mean the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders.

          "CURRENT ASSETS" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

          "CURRENT LIABILITIES" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt, (ii) accruals of Interest Expense (excluding Interest Expense which is due and unpaid) and losses or expenses on the sale of receivables to the Finance Subsidiary, (iii) Revolving Loans, Additional Revolving Loans and Canadian Revolving Loans classified as current, (iv) accruals of transaction costs resulting from the Transactions and the JPS Automotive Acquisition and (v) accruals of any costs or expenses related to severance or termination of employees accrued prior to the date hereof.

          "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "DESIGNATED PERSONS" shall mean any one or more of the Blackstone Entities, the WP Entities and the persons listed on Schedule 1.01(C).

          "DISCOUNT PROCEEDS" shall mean for any B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable borrowing date, rollover date or conversion date, as the case may be, by multiplying:

             (i)  the face amount of the B/A; by

             (ii) the quotient of one divided by the sum of one plus the product of:

          1. the Discount Rate (expressed as a decimal) applicable to such B/A, and

          2. a fraction, the numerator of which is the number of days in the Contract Period of the B/A (inclusive of the first day and exclusive of the last day) and the denominator of which is 365.

      with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "DISCOUNT RATE" shall mean, with respect to any Canadian Lender, as applicable to a B/A being purchased by such Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the Canadian Administrative Agent as the percentage discount rate at which the Canadian Administrative Agent would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase Bankers' Acceptances accepted by it having a face amount and term comparable to the face amount and term of such B/A.

          "DIVIDEND CONDITION" shall mean that the Applicable Level is at least Level II.

          "DOLLARS" or "$" shall mean lawful money of the United States of America. Except as otherwise provided herein, all Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Company and the Canadian Borrowers under the Loan Documents shall be in dollars.

          "$ CANADIAN BORROWING" shall mean a Canadian Revolving Credit Borrowing denominated in $.

          "DOLLAR EQUIVALENT AMOUNT" shall mean with respect to (i) any Canadian Revolving Loan or Letter of Credit denominated in C$ or any B/A, the equivalent amount in dollars of such Canadian Revolving Loan, Letter of Credit or B/A, as determined by the Canadian Administrative Agent using The Bank of Canada "noon rate", (ii) the amount of any Indebtedness of a Foreign Restricted Subsidiary under Section 6.01(d)(iv),

      (r) or (s) denominated in a Foreign Currency on any date, the equivalent amount in dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate and (iii) any amount denominated in dollars, such amount in dollars.

          "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Company (including any dual incorporated subsidiary that is treated as a Domestic Restricted Subsidiary for tax purposes).


          "EBITDA" shall mean, without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) after-tax income from continuing and discontinued operations, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables), (v) amortization expense, (vi) other non-cash items reducing income from continuing and discontinued operations, all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in conformity with GAAP, (vii) other income and expense and (viii) the non-cash portion of non-recurring charges; provided, however, that for purposes of calculating the Leverage Ratio under Section 6.16, EBITDA shall include, in addition, the PRO FORMA EBITDA of any person (calculated as aforesaid but with respect to such person and its subsidiaries on a consolidated basis and after giving effect to PRO FORMA adjustments) prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or is consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries; provided that EBITDA for the period of four fiscal quarters ending on or about June 27, 1998 shall not be reduced by the $57.9 million one-time charge incurred by the Company in the third quarter of 1997.

          "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or proceeding by any Governmental Authority or, if any Responsible Officer of Holdings has knowledge of it, by any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant or odor, (ii) the presence, use, handling, transportation, storage, treatment or the disposal of Contaminants in connection with the operation of the facilities to which such Release relates or (iii) the violation or alleged violation of any Environmental Law.

          "ENVIRONMENTAL LAW" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the management, Release or threatened Release of Contaminants or noxious odor, including the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 ET SEQ., Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901, ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 ET SEQ., Clean Air Act of 1970, as amended 42. U.S.C. ss.ss. 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET SEQ., National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 ET SEQ.,

          Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) ET SEQ., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

          "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, or permission required from any Governmental Authority pursuant to any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

          "ESOP" shall mean any employee stock ownership plan to be established by the Company or a subsidiary Guarantor thereof to make the ESOP Investment.

          "ESOP INVESTMENT" shall mean the issuance and sale of shares of Holdings Common Stock to, or the purchase of shares of Holdings Common Stock in open market or privately negotiated transactions by, the ESOP from time to time.

          "ESOP LOANS" shall mean a loan or loans to be made from time to time by the Company to the ESOP in an aggregate amount not to exceed $25,000,000, solely to enable the ESOP to effect the ESOP Investment.

          "EURODOLLAR   BORROWING"   shall  mean  a  Borrowing   comprised  of
      Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Eurodollar Tranche A Term Loan, Eurodollar Tranche B Term Loan, Eurodollar Tranche C Term Loan or Eurodollar Revolving Loan.

          "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan, Additional Revolving Loan or Canadian Revolving Loan in dollars bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EURODOLLAR TRANCHE A TERM LOAN" shall mean any Tranche A Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EURODOLLAR TRANCHE B TERM LOAN" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EURODOLLAR TRANCHE C TERM LOAN" shall mean any Tranche C Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
      Article VII.

          "EXCESS CASH FLOW" shall mean for any period (i) the Net Income for such period PLUS (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income MINUS (plus) (iii) additions (reductions, other than reductions attributable solely to Specified Asset Sales) to working capital for such period (I.E., the increase or decrease in Current Assets of Holdings and the Restricted Subsidiaries minus Current Liabilities of Holdings and the Restricted Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) MINUS
      (iv) the amount of Capital Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings MINUS (v) the sum of (a) scheduled Loan repayments made during such period pursuant to Section 2.11, (b)

                                                                              11
      optional prepayments of the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans made during such period pursuant to Section 2.12(a) and (c) Revolving Loan, Additional Revolving Loan and Canadian Revolving Credit Loan repayments made during such period that were required to be made as a result of voluntary reductions of the Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments pursuant to Section 2.09(b) MINUS (vi) scheduled mandatory payments of principal of Indebtedness of Holdings and the Restricted Subsidiaries other than the Loans made during such period MINUS (vii) fees and expenses paid in cash in connection with the Transactions to the extent not deducted in determining Net Income MINUS
      (viii) until such time as no JPS Automotive Senior Notes are outstanding, any gain from any asset sale or other disposition by JPS Automotive or any of its subsidiaries.

          "EXCHANGE RATE" shall mean with respect to any Foreign Currency on any Business Day, the rate at which such Foreign Currency may be exchanged into dollars, as set forth in the Wall Street Journal on such Business Day. In the event that such rate does not appear in the Wall Street Journal on such Business Day, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "EXECUTIVE OFFICER" of any corporation shall mean the president, any senior vice president or any vice president of such person.

          "EXISTING CREDIT AGREEMENTS" have the meaning given thereto in the recitals hereto.

          "FEES" shall mean the Agency Fees, the Fronting Fees, the Commitment Fees, the Letter of Credit Fees and other fees described in Section 2.05.

          "FINANCE  SUBSIDIARY"  shall  mean  Carcorp,   Inc.  and  any  other
      wholly-owned subsidiary of the Company that is formed for the sole purpose of engaging in Permitted Receivables Financings.

          "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, Senior Vice President-Finance and Accounting, Vice
      President-Finance, Controller, or Treasurer of such corporation.

          "FOREIGN CURRENCY" shall mean any available and freely-convertible non-dollar currency selected by the Company and approved by the Administrative Agent.

          "FOREIGN CURRENCY FLUCTUATION AMOUNT" means, with respect to any Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to
      Section 6.01(d)(iv), (r) or (s), an increase in the Dollar Equivalent Amount of the principal amount of such Indebtedness resulting from foreign currency fluctuations after the incurrence of such Indebtedness not to exceed 5% of the original Dollar Equivalent Amount of the principal amount of such Indebtedness.

          "FOREIGN RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary not organized or incorporated under the laws of the United States of America or any state thereof at least 90% of the capital stock of each class of which is owned directly or indirectly by the Company.

          "FOREIGN SUBSIDIARY LETTER OF CREDIT" shall mean a Letter of Credit issued to support Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to Section 6.01(r).

                                                                              12
          "FRONTING FEES" shall have the meaning assigned to such term in
      Section 2.05(d).

          "FUNDED DEBT" shall mean, as applied to any person, all Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person (it being understood that all Loans shall at all times constitute "Funded Debt" for all purposes hereunder) but excluding all intercompany obligations that would be eliminated in a consolidated balance sheet of such person determined in accordance with GAAP.

          "GAAP" shall mean United States generally accepted accounting principles.

          "GOVERNMENTAL AUTHORITY" shall mean any international, Federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "GUARANTORS" shall mean Holdings and each Restricted Subsidiary (other than Inactive Subsidiaries) incorporated or organized under the laws of the United States or any State thereof (including any dual incorporated Subsidiary that is treated as a Domestic Restricted Subsidiary for tax purposes) (other than JPS Automotive and its subsidiaries to the extent prohibited by the JPS Automotive Senior Note Indenture).

          "GUARANTEE" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement substantially in the form of Exhibit F made by Holdings, the Company and each other Guarantor in favor of the Collateral Agent, as amended and in effect from time to time.

          "HAZARDOUS MATERIALS" means all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to
      Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "HOLDINGS COMMON STOCK" shall mean the Common Stock, par value $.01 per Share, of Holdings.

          "INACTIVE SUBSIDIARY" shall mean the Restricted Subsidiaries listed as Inactive Subsidiaries on Schedule 3.12(a) and which Restricted Subsidiaries (i) individually and in the aggregate have no material net assets and (ii) do not engage in any operating activity (other than payroll or the leasing of immaterial property).

          "INDEBTEDNESS" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such person,
      (d) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such person even though such person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such person in respect of Interest Rate Agreements which, in accordance with the definition of Interest Rate Agreement, constitute (or would upon early termination constitute) Indebtedness and (g) all Guarantees by such person of Indebtedness of others. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner; PROVIDED that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

          "INDEMNITEE"  shall  have  the  meaning  assigned  to  that  term in
      Section 9.05(b).

          "INTERCOMPANY LOAN" shall mean a loan made by any subsidiary of the Company to the Company or any Domestic Restricted Subsidiary or by any Restricted Subsidiary to any other Restricted Subsidiary.

          "INTERCOMPANY NOTE" shall mean an intercompany note evidencing Indebtedness owed by the Company or any of its wholly-owned subsidiaries to the Company or any of its wholly-owned subsidiaries and pledged pursuant to the Pledge Agreement in accordance with Section 6.01(d), in substantially the form of Exhibit A-8 annexed hereto.

          "INTERCREDITOR AGREEMENT" shall mean the Master Collateral and Intercreditor Agreement substantially in the form of Exhibit G among the Guarantors, the Administrative Agent and the Collateral Agent, as amended and in effect from time to time.

          "INTEREST COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of Cash Interest Expense of Holdings and the Restricted Subsidiaries on a consolidated basis for such period and losses or expenses on the sale of receivables to the Finance Subsidiary.

          "INTEREST EXPENSE" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, net of all interest income for such period (except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

          "INTEREST PAYMENT DATE" shall mean, (a)(i) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any ABR Loan, Canadian Prime Rate Loan or Swingline Loan, the last day of each March, June, September and December and (b) the Revolving Credit

      Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, as applicable.

          "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, except with respect to Tranche B Loans and Tranche C Loans, subject to availability (as determined by all applicable Lenders), 9 or 12) months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, Canadian Prime Rate Loan or Swingline Loan, the period commencing on the date of such Borrowing or Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing or Loan, as the case may be, and ending on the earliest of
      (i) the next succeeding March 31, June 30, September 30 or December 31,
      (ii) the Revolving Credit Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section
      2.10 or 2.26, as the case may be, or repaid or prepaid in accordance with
      Section 2.01(d), 2.11 or 2.12; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates; PROVIDED that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; PROVIDED FURTHER that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

          "ISSUING BANK" shall mean, with respect to any Letter of Credit, The Chase Manhattan Bank and its Affiliates including Chase Manhattan Bank (Delaware), the Revolving Lender or Canadian Lender, as the case may be, which has agreed to issue such Letter of Credit.

          "JPS AUTOMOTIVE" shall mean JPS Automotive L.P., a limited partnership organized under the laws of the state of Delaware.

          "JPS AUTOMOTIVE ACQUISITION" shall mean the acquisition by the Company in December 1996 of (a) the issued and outstanding equity interests of JPS Automotive and (b) the minority interest of Cramerton not owned by JPS Automotive.

          "JPS AUTOMOTIVE SENIOR NOTE INDENTURE" shall mean the indenture pursuant to which the JPS Automotive Senior Notes are issued.

          "JPS AUTOMOTIVE SENIOR NOTES" shall mean the 11-1/8% Senior Notes of JPS Automotive due June 15, 2001.

          "LENDERS" shall mean the Persons identified as Lenders in this Agreement, including Persons who become Lenders pursuant to Section 9.04 or in accordance with the definition of "Tranche C Term Loan Supplement".

          "LETTER OF CREDIT" shall mean any letter of credit issued by an Issuing Bank pursuant to Section 2.19(a) (including, without limitation, any Foreign Subsidiary Letter of Credit).

          "LETTER OF CREDIT COMMITMENT" shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 2.25.

          "LETTER OF CREDIT DISBURSEMENT" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

          "LETTER OF CREDIT EXPOSURE" shall mean at any time the Dollar Equivalent Amount of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrowers as provided in
      Section 2.22. Letter of Credit Exposure with respect to Letters of Credit issued for the account of the Company is "Company Letter of Credit Exposure". Letter of Credit Exposure with respect to Letters of Credit issued for the account of one or both of the Canadian Borrowers is "Canadian Borrower Letter of Credit Exposure."

          "LETTER OF CREDIT FEE" shall have the meaning assigned to such term in
      Section 2.21.

          "LEVERAGE RATIO" shall mean, with respect to Holdings and the Restricted Subsidiaries on the last day of any fiscal quarter, the ratio of (a) Funded Debt of Holdings and the Restricted Subsidiaries as of such date to (b) EBITDA for the period of twelve consecutive fiscal months then ended.

          "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOANS" shall mean the Revolving Loans, the Additional Revolving Loans, the Canadian Revolving Loans, the Tranche A Term Loans, the Swingline Loans, the Tranche B Term Loans and, if applicable, the Tranche C Term Loans.

          "LOAN DOCUMENTS" shall mean this Agreement and the Notes, the Letters of Credit (and any instrument or document executed by any Borrower relating to any Letter of Credit), the Pledge Agreement, the Guarantee Agreement and the Intercreditor Agreement.

          "MARGIN STOCK" shall have the meaning assigned to such term under Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Recapitalization Transactions or (c) an impairment of the validity or enforceability of, or material impairment of the rights, remedies or benefits available to the Credit Agreement Creditors under, any Loan Document.

          "MAXIMUM RATE" shall have the meaning assigned to such term in Section 9.09.

          "MULTIEMPLOYER PLAN" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "NET INCOME" shall mean, for any fiscal period, the net income (or loss) of Holdings and its Restricted Subsidiaries and the Finance Subsidiary on a consolidated basis for such fiscal period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Unrestricted Subsidiary (other than the Finance Subsidiary) or any person (other

                                                                              16
      than a Restricted Subsidiary) in which any other person (other than Holdings or any of the Restricted Subsidiaries) has a joint interest, but shall include the amount of dividends or other distributions (including return of capital or any other cash receipt in respect of ownership or beneficial interest) actually paid to Holdings or any of the Restricted Subsidiaries by such Unrestricted Subsidiary or such person during such period, (ii) the income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries, (iii) the income of any Restricted Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation and (iv) after tax gains or losses attributable to Specified Asset Sales; PROVIDED FURTHER, that, solely for the purposes of determining EBITDA, there shall be excluded any charges, losses, fees or expenses to Net Income incurred in connection with the consummation of the Transactions and the JPS Automotive Acquisition; PROVIDED FURTHER, that, solely for purposes of Section 6.02, for any period an amount equal to the product of (I) the Net Deferred Tax Asset at January 27, 1996 as reflected in Note 19 to the Consolidated Financial Statements of Holdings at January 27, 1996 and (II) a fraction, the numerator of which is the Net Operating Losses (regular tax) utilized during such period and the denominator of which is the total Net Operating Losses (regular tax) at January 27, 1996 as reflected in Note 19 to the Consolidated Financial Statements of Holdings at January 27, 1996 (such product, the "EXCESS TAX EXPENSE") shall be added to Net Income for such period; PROVIDED, HOWEVER, that the maximum amount of Excess Tax Expense that may be added to Net Income pursuant to this clause is $20,000,000 in any fiscal year and any Excess Tax Expense in any fiscal year in excess of such annual limitation may be carried forward and added to Net Income in any succeeding fiscal year.

          "NET PROCEEDS" shall mean with respect to any sale, transfer or other disposition (including by casualty, loss or condemnation) of any assets or properties or any other Prepayment Event (a "PROCEEDS TRANSACTION") (i) the gross amount of any cash paid to or received by Holdings or any of the Restricted Subsidiaries in respect of such Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (a) Holdings' good faith best estimate of all taxes attributable to such Proceeds Transaction which it in good faith expects to be paid in the taxable year in which such Proceeds Transaction shall occur or in the next taxable year, (b) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to Holdings or any Affiliate of Holdings, except that Blackstone and WP and their respective Affiliates may receive customary fees on terms no less favorable to Holdings or any of the Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction for acting as financial advisor in connection with such Proceeds Transaction) which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the Restricted Subsidiaries and (c) in the case of a Proceeds Transaction that is a sale, transfer or other disposition of assets or properties, proceeds required to (x) discharge Liens in respect of such assets or properties permitted by Section 6.04 or (y) to repay, or compensate for reductions in availability under, any Permitted Receivables Financing as a result thereof or (z) be applied under the JPS Automotive Senior Note Indenture; PROVIDED, HOWEVER, that Net Proceeds shall not include (1) any amount that otherwise would constitute Net Proceeds to the extent such amount is excluded from the definition of the term "Capital Expenditures" pursuant to clause (i) or (iv) of the second sentence thereof; or (2) any amount being reserved for application as contemplated in clause (i) or (iv) of such second sentence, except that in the event any amount so reserved is not in fact so applied or contractually committed to be applied within the permitted 12-month period, such amount shall be deemed for all purposes (including the definition of Excess Cash Flow and Section 2.12(g)) to be Net Proceeds of a Proceeds Transaction received upon such Proceeds Transaction.

          "NOTES" shall mean the Tranche A Term Notes, the Tranche B Term Notes, the Swingline Note, the Revolving Credit Notes, the Additional Revolving Credit Notes, the Canadian Revolving Credit Notes and, if applicable, the Tranche C Term Notes.

          "OBLIGATIONS" shall mean all obligations defined as "Guaranteed Obligations" in the Guarantee Agreement and "Secured Obligations" in the Pledge Agreement in each case owing by the Company, the Canadian Borrowers and the other Guarantors, or any of them, as the context may require, to any Credit Agreement Creditor.

          "OPERATING LEASE" shall mean a lease which is not required to be accounted for or classified as a capital lease under GAAP. The "amount" of any Operating Lease shall be the amount that, if such Operating Lease were accounted for as a Capital Lease Obligation, would be recorded as a liability in accordance with GAAP.

          "OTHER TAXES" shall have the meaning assigned to such term in Section 2.18.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any such successor).

          "PERMITTED ACQUISITION INDEBTEDNESS" shall mean Indebtedness of the Company permitted by Section 6.01(l).

          "PERMITTED BUSINESS ACQUISITIONS" shall mean acquisitions of all or substantially all of the assets of, or shares or other equity interests in, a person or division or line of business of a person engaged in the same business as Holdings and the Restricted Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) at least 90% of the outstanding capital stock or other ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Company or a Domestic Restricted Subsidiary and, except as provided in Section 5.09, such corporation or entity shall become a Restricted Subsidiary and a Guarantor and execute a counterpart to the Guarantee Agreement, and, except as provided in Section 5.09, all capital stock or other equity interest created or acquired in connection with such acquisition shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders, and (iv) (A) Holdings shall be in compliance, on a PRO FORMA basis, with the covenants contained in Sections 6.14 and 6.16 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets, and (B) the acquired corporation or entity shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01 and the Guarantee Agreement). For purposes of Section 6, any Restricted Subsidiary satisfying the requirements of clause (iii) above shall be deemed to be a "WHOLLY OWNED SUBSIDIARY".

          "PERMITTED INVESTMENTS" shall mean:

          (a direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (c investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from Standard & Poor's Ratings Group or P-1 or higher from Moody's Investors Service, Inc.;

          (d investments in domestic and Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada, France or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with whom deposits maintained by Holdings or any of its subsidiaries do not exceed the amount so guaranteed; and

          (e investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses (a) through (d) above.

          "PERMITTED RECEIVABLES FINANCING" shall mean any sale by the Company or a Restricted Subsidiary of accounts receivable to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any Guarantee by Holdings or any other subsidiary thereof, including, without limitation, the transactions contemplated by the Amended and Restated Receivables Sales Agreement dated as of March 30, 1995 among the Company, as master servicer, the Sellers parties thereto and Carcorp, Inc., as amended from time to time, and the documents executed in connection therewith; PROVIDED, HOWEVER, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into after the date hereof must be reasonably acceptable to the Administrative Agent.

          "PERMITTED SUBORDINATED INDEBTEDNESS" shall mean the collective reference to (a) the Senior Subordinated Notes and (b) additional unsecured subordinated indebtedness of the Company or Holdings having no amortization of principal and a scheduled final maturity no earlier than December 31, 2005 and having subordination terms at least as favorable to the Lenders as set forth on Schedule 1.01(D) and other terms and conditions (including, covenants, events of default, interest rate) as shall be reasonably satisfactory to the Required Lenders in the exercise of their sole discretion.

          "PERMITTED TAX PAYMENT" means for any taxable year of the Company in which it joins in filing a consolidated federal income tax return with Holdings, a payment by the Company to Holdings in an amount not in excess of the amount required to be paid by the Company under the Tax Sharing Agreement, dated as of November 1, 1989, between Holdings and the Company, as in effect on the date hereof, as amended solely to reflect the creation, acquisition or disposition of Subsidiaries of Holdings permitted hereunder and the mergers involving Holdings and the Company effected in July 1994; PROVIDED that within 20 days of receipt of such payment Holdings applies the amount thereof to satisfy such tax liability or its obligations under the Tax Sharing Agreement or to make an equity contribution or loan to the Company.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "PLAN" with respect to any person shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such person or any ERISA Affiliate of such person.

          "PLEDGE AGREEMENT" shall mean the Pledge Agreement substantially in the form of Exhibit H made by Holdings, the Company and each other Pledgor named therein in favor of the Collateral Agent, as amended and in effect from time to time.

          "PLEDGED SECURITIES" shall have the meaning assigned to such term in the Pledge Agreement.

          "PREPAYMENT EVENT" shall mean (i) any Specified Asset Sale, (ii) any Sale and Lease-Back Transaction deemed to be a Prepayment Event pursuant to Section 6.06, and (iii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01), PROVIDED, HOWEVER, that for purposes of Section 2.12(e) (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events not yet applied pursuant to Section 2.12(e) by reason of this proviso equals or exceeds $20,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied and (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to Section 6.08(i).

          "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness incurred for capital expenditures, which may be secured in compliance with Section 6.04(i).

          "REALLOCATION NOTICE" shall have the meaning assigned to that term in
      Section 2.27.

          "REGISTER"  shall  have  the  meaning  given  such  term in  Section
      9.04(d).

          "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.

          "REMEDIAL ACTION" means (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

          "REPORTABLE EVENT" shall mean any reportable event as defined in
      Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
      Section 414 of the Code).

          "REQUIRED LENDERS" shall mean, at any time, Lenders holding the Dollar Equivalent Amount of Loans (other than Swingline Loans), Letter of Credit Exposure and unused Commitments representing at least a majority of the Dollar Equivalent Amount of the sum of the aggregate principal amount of the Loans (other than Swingline Loans) outstanding, the aggregate amount of the Letter of Credit Exposure and unused Commitments at such time.

          "RESPONSIBLE OFFICER" of any corporation shall mean any Executive Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

          "RESTRICTED SUBSIDIARY" shall mean each Subsidiary in existence as of the Closing Date and any direct or indirect Subsidiary formed or acquired after the Closing Date, in each case, other than Unrestricted Subsidiaries.

          "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

          "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans to the Company hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09 or reduced or increased pursuant to Section 2.27 or a Tranche C Term Loan Supplement. The aggregate Revolving Credit Commitments are initially $190,000,000. The Additional Revolving Credit Commitments shall be in addition to the Revolving Credit Commitments.


          "REVOLVING CREDIT MATURITY DATE" shall mean December 31, 2003.

          "REVOLVING CREDIT NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-1, evidencing Revolving Loans.

          "REVOLVING LENDER" shall mean any Lender with a Revolving Credit Commitment.

          "REVOLVING LOANS" shall mean the revolving loans made to the Company pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "SALE AND LEASE-BACK TRANSACTION" shall have the meaning assigned to that term in Section 6.06.

          "SECURED PARTIES" shall mean the Credit Agreement Creditors and any holders, if any, of any Permitted Acquisition Indebtedness which have executed and delivered to the Collateral Agent an Acknowledgement to the Intercreditor Agreement in the form of Exhibit A thereto.

          "SENIOR SUBORDINATED NOTES" shall mean the Company's 11 1/2% Senior Subordinated Notes due 2006 in an aggregate initial principal amount of $400,000,000.

          "SENIOR SUBORDINATED NOTES DOCUMENTS" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and each other document and agreement executed in connection with the Senior
      Subordinated Notes.

          "SENIOR SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated as of June 1, 1996 among First Union Bank of North Carolina, as trustee, the Company, as issuer, and Holdings, as guarantor, pursuant to which the Senior Subordinated Notes are issued.

          "SIGNIFICANT SUBSIDIARY" shall mean each Borrower and any subsidiary of Holdings that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings, (ii) has accounted for 5% or more of the consolidated EBITDA of Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (iii) has been designated by the Company in writing to the Administrative Agent as a Significant Subsidiary.

          "SPECIFIED ASSET SALE" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in paragraph (i) of Section 6.08.

          "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or
      (b) which is, at the time any determination is made, otherwise Controlled (except Controlled pursuant to any joint venture documentation), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" shall mean any subsidiary of Holdings.

          "SWINGLINE LENDER" shall mean Chase, in its capacity as Swingline Lender hereunder and under the other Loan Documents.

          "SWINGLINE LOAN COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(d).

          "SWINGLINE LOANS" shall mean the swingline loans made by the Swingline Lender to the Company pursuant to Section 2.01(d).

          "SWINGLINE NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-4, evidencing the Swingline Loans.

          "TAXES"  shall  have the  meaning  assigned  to such term in Section
      2.18.

          "TOTAL INDEBTEDNESS" shall mean, without duplication, all outstanding Indebtedness of Holdings and its subsidiaries, on a consolidated basis.

          "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

          "TRANCHE A TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Term Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. The aggregate Tranche A Term Loan Commitments are $100,000,000.

          "TRANCHE A TERM LOAN MATURITY DATE" shall mean December 31, 2003.

          "TRANCHE A TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

                                                                              22
          "TRANCHE A TERM LOANS" shall mean the "Term Loans" made to the Company pursuant to Section 2.01(a). Each Tranche A Term Loan shall be a Eurodollar Tranche A Term Loan or an ABR Tranche A Term Loan.

          "TRANCHE A TERM NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-2, evidencing Tranche A Term Loans.

          "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

          "TRANCHE B TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Term Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. The aggregate Tranche B Term Loan Commitments are $125,000,000.

          "TRANCHE B TERM LOAN MATURITY DATE" shall mean June 30, 2005.

          "TRANCHE B TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

          "TRANCHE B TERM LOANS" shall mean the "Loans" made to the Company pursuant to Section 2.01(b). Each Tranche B Term Loan shall be a Eurodollar Tranche B Term Loan or an ABR Tranche B Term Loan.

          "TRANCHE B TERM NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-3, evidencing Tranche B Term Loans.

          "TRANCHE C TERM BORROWING" shall mean a Borrowing comprised of Tranche C Term Loans.

          "TRANCHE C TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C Term Loans hereunder as set forth in the Tranche C Term Loan Supplement, as the same may be reduced from time to time pursuant to Section 2.09.

          "TRANCHE C TERM LOAN MATURITY DATE" shall have the meaning assigned thereto in the Tranche C Term Loan Supplement.

          "TRANCHE C TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

          "TRANCHE C TERM LOANS" shall mean the "Loans" made to the applicable Borrower pursuant to Section 2.01(f). Each Tranche C Term Loan shall be a Eurodollar Tranche C Term Loan or an ABR Tranche C Term Loan.

          "TRANCHE C TERM NOTE" shall mean a promissory note of the Company, substantially in the form of Exhibit A-6, evidencing Tranche C Term Loans.

          "TRANCHE C TERM LOAN SUPPLEMENT" shall mean a supplement hereto in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the Company and the holders of the Tranche C Term Loan Commitments or agreeing holders of the Revolving Credit Commitments which sets forth the Tranche C Term Loan Commitments and, if applicable, increases in the Revolving Credit Commitments, the Tranche C Term Loan Maturity Date, applicable margins, amortization schedule and such other terms as are required hereby; provided that the aggregate amount of the Tranche C Term Loan Commitments and increase in the Revolving Credit Commitments may not exceed $150,000,000. No Tranche C Term Loan Supplement shall became effective if (i) at the time thereof, there is a Default or Event of Default or (ii) after giving effect thereto Holdings would not be in compliance on a pro forma basis with the covenants set forth in Sections 6.14 and 6.16 as of the last day of the most recently ended fiscal quarter.

          "TRANSACTIONS"  shall  have the  meanings  assigned  to such term in
      Section 3.02.

                                                                              23
          "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans (including Loans made through B/As) comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the C$ Prime Rate.

          "UCC" shall mean the Uniform Commercial Code of New York.

          "UNRESTRICTED SUBSIDIARY" shall mean (i) each Finance Subsidiary, (ii) any Subsidiary of Holdings (other than the Company) none of the Capital Stock or other ownership interest of which is owned by the Company or any of its Subsidiaries, provided that Holdings has notified the Administrative Agent of its acquisition or creation of such Subsidiary and its ownership interest therein concurrently with such acquisition or creation and the intended purposes of such Subsidiary and (iii) any Subsidiary of an Unrestricted Subsidiary. Each Unrestricted Subsidiary, other than a non-U.S. Unrestricted Subsidiary, shall have entered into the existing Tax Sharing Agreement with Holdings and the Company (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits).

             The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted Subsidiary by any Person other than Holdings and the Restricted Subsidiaries; (b) Indebtedness issued by such Unrestricted Subsidiary, or proceeds thereof;
      (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of Holdings issued by Holdings after the Closing Date, or proceeds thereof; and (e) Investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 6.07(l).

          "'WALLCOVERINGS SUBSIDIARIES" shall mean Imperial Wallcoverings, Inc., a Delaware corporation ("Wallcoverings"), Imperial Wallcoverings (Canada) Inc., a Canadian corporation, Imperial Wallcoverings Limited, a United Kingdom corporation, and Marketing Service, Inc., a Delaware corporation.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WP" shall mean Wasserstein Perella Partners, L.P.

          "WP ENTITIES" shall mean WP, WPMP or any of their Affiliates.

          "WPMP" shall mean Wasserstein Perella Management Partners, Inc.

SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For all purposes of this Agreement (other than preparation of the financial statements to be delivered pursuant to Section 5.04), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing Holdings' audited financial statements for its fiscal year ended December 27, 1997 referred to in Section 3.09.

                                   ARTICLE II.

                                   THE CREDITS

      SECTION 2.01. LOANS; COMMITMENTS (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Tranche A Term Loan Commitment agrees, severally and not jointly, to make a Tranche A Term Loan to the Company on the Closing Date in a principal amount not to exceed its Tranche A Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of Tranche A Term Loans may not be reborrowed.

      (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Tranche B Term Loan Commitment agrees, severally and not jointly, to make a Tranche B Term Loan to the Company on the Closing Date in a principal amount not to exceed its Tranche B Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

      (c) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Company, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the excess of (i) its Revolving Credit Commitment minus (ii) its Applicable Percentage of the sum of the Company Letter of Credit Exposure and Swingline Loans plus the Dollar Equivalent Amount of the Indebtedness of Foreign Restricted Subsidiaries outstanding under Section 6.01(r) not supported by a Foreign Subsidiary Letter of Credit at such time to the extent the aggregate amount of such unsupported Indebtedness exceeds permanent reductions in the Revolving Credit Commitments made from the Closing Date. Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. As provided in Section 2.19, the Revolving Credit Commitment may be utilized for the issuance of Letters of Credit.

      (d) (i) The Swingline Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Company from time to time during the period from the Closing Date through and excluding the earlier of Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Company. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The Swingline Lender's commitment to make Swingline Loans to the Company pursuant to this Section 2.01(d) is herein called its "SWINGLINE LOAN COMMITMENT." The original amount of the Swingline Lender's Swingline Loan Commitment is $10,000,000. The Swingline Lender's Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.01(d) may be repaid and reborrowed to but excluding the date of termination of the Revolving Credit Commitments.

             (ii) In no event shall (a) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (b) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at any time exceed the Revolving Credit Commitments as reduced by (i) the aggregate Company Letter of Credit Exposure plus (ii) the Dollar Equivalent Amount of the Indebtedness of Foreign Restricted Subsidiaries outstanding under Section 6.01(r) not supported by a Foreign Subsidiary Letter of Credit at such time to the extent the aggregate amount of such unsupported Indebtedness exceeds permanent reductions in the Revolving Credit Commitments made from the Closing Date or (c) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

             (iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Company, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, on one Business Day's notice, require each Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(d), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("REFUNDED SWINGLINE LOANS") outstanding on the date notice is given which Swingline Lender requests the Lenders to prepay; PROVIDED that so long as no Default or Event of Default shall have occurred and be continuing, Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of any Tuesday of each week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business
Day) is less than $1,000,000.

             (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Company) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Company authorizes the Administrative Agent and the Swingline Lender to charge the Company's account with Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Company from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 9.06(b). Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the Swingline Lender with the provisions of Section 2.01(d)(vii), each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of Holdings or any of its subsidiaries; (iv) any breach of this Agreement by Holdings, the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this
Section 2.01(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

             (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(d) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Company. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(d), the amount so funded shall no longer be owed in respect of Swingline Loans.

             (vi) If as a result of any bankruptcy or similar proceeding, Revolving Loans are not made pursuant to this Section 2.01(d) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(d), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the Applicable Margin then in effect.

             (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans after the occurrence and during the continuation of a Default or Event of Default of which it is aware unless the Required Lenders have consented thereto.

          (e) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Canadian Lender agrees, severally and not jointly, to make Canadian Revolving Loans to each Canadian Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Canadian Revolving Credit Maturity Date and the termination of the Canadian Revolving Credit Commitment of such Canadian Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Dollar Equivalent Amount of the excess of (i) its Canadian Revolving Credit Commitment minus (ii) its Applicable Percentage of the sum of the Canadian Borrower Letter of Credit Exposure. Within the foregoing limits, a Canadian Borrower may borrow, pay or prepay and reborrow Canadian Revolving Loans on or after the Closing Date and prior to the Canadian Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

          (f) Subject to the terms and conditions herein and in the Tranche C Term Loan Supplement and relying upon the representations and warranties set forth herein and therein, each Lender with a Tranche C Term Loan Commitment agrees, severally and not jointly, to make a Tranche C Term Loan to the applicable Borrower in a principal amount not to exceed its Tranche C Term Loan Commitment set forth therein, as the same may be reduced from time to time pursuant to Section 2.09. Amounts paid or prepaid in respect of Tranche C Term Loans may not be reborrowed.

          (g) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Additional Revolving Lender agrees, severally and not jointly, to make Additional Revolving Loans to the Company, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Additional Revolving Credit Commitment of such Lender in accordance with the terms hereof as set forth in Section 2.27.

      SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each ABR Borrowing or Eurodollar Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) (or in the case of an ABR Borrowing, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments). The Loans comprising each Canadian Prime Rate Borrowing or Canadian B/A Borrowing shall be in an aggregate principal amount which is an integral multiple of C$1,000,000 and not less than C$5,000,000 (or an aggregate principal amount equal to the remaining balance of the Canadian Revolving Credit Commitments); PROVIDED that the aggregate amount of any Loans comprising a Canadian B/A Borrowing shall be subject to a minimum principal amount of C$5,000,000 and shall be an integral multiple of C$1,000,000.

      (b) Each Revolving Credit Borrowing shall be comprised of ABR Loans, or (except in the case of Swingline Loans) Eurodollar Loans, as the Company may request pursuant to Section 2.03. Each Canadian Revolving Credit Borrowing shall be comprised of (i) in the case of a $ Canadian Borrowing, ABR Loans, or Eurodollar Loans, or (ii) in the case of C$ Canadian Borrowing, Canadian Prime Rate Loans or Bankers' Acceptances, as the applicable Canadian Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable

Note. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that (except in the case of Swingline Loans) a Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 20 separate Eurodollar Borrowings or more than six separate Canadian B/A Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

      (c) (i) Subject to paragraph (d) below, each Lender shall make a Revolving Credit Loan to the Company in the amount of its Applicable Percentage of each Revolving Credit Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York City time, and the Administrative Agent shall credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid by either the Company or such Lender to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Company's obligations under the preceding sentence shall terminate. If the Company shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Company shall have no further obligations hereunder in respect thereof.

      (ii) Subject to paragraph (d) below, each Canadian Lender shall make a Loan to the applicable Canadian Borrower in the amount of its Applicable Percentage of each Canadian Revolving Credit Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Canadian Administrative Agent in Toronto, Canada not later than 11:00 a.m., Toronto time, and the Canadian Administrative Agent shall credit the amounts so received to the general deposit account of the applicable Canadian Borrower with the Canadian Administrative Agent or, if a Canadian Revolving Credit Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Canadian Lenders. Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to the date of any Canadian Revolving Credit Borrowing that such Canadian Lender will not make available to the Canadian Administrative Agent such Canadian Lender's portion of such Canadian Revolving Credit Borrowing, the Canadian Administrative Agent may assume that such Canadian Lender has made such portion available to the Canadian Administrative Agent on the date of such Canadian Revolving Credit Borrowing in accordance with this paragraph (c) and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the applicable Canadian Borrower on such date a corresponding amount. If and to the extent that such Canadian Lender shall not have made such portion available to the Canadian Administrative Agent, such Canadian Lender and the applicable Canadian Borrower agree to repay to the Canadian Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Canadian Borrower until the date such amount is repaid by the applicable Canadian Borrower or such Canadian Lender to the Canadian Administrative Agent at (i) in the case of the Canadian Borrowers, the interest rate applicable at the time to the Loans comprising such Canadian Revolving Credit Borrowing and (ii) in the case of such Canadian Lender, such rate determined by the Canadian Administrative Agent as the rate then in effect for dealings among Canadian banks. If such Canadian Lender shall repay to the Canadian Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Canadian Lender's Loan as part of such Canadian Revolving Credit Borrowing for purposes of this Agreement and the applicable Canadian Borrower's obligations under the preceding sentence shall terminate. If the applicable Canadian

Borrower shall repay to the Canadian Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Canadian Borrowers shall have no further obligations hereunder in respect thereof. Notwithstanding the foregoing, Canadian B/A Borrowings shall be made in accordance with the provisions of
Section 2.26.

      (d) Notwithstanding any other provision of this Agreement, (x) the Company shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date and (y) neither Canadian Borrower shall be entitled to request any Canadian Revolving Credit Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Canadian Revolving Credit Maturity Date.

      (e) Each Borrower may refinance all or any part of any Revolving Credit Borrowing or Canadian Revolving Credit Borrowing with a Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or Canadian Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, and the proceeds of the new Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, being refinanced, shall not be paid by the applicable Lenders or Canadian Lenders, as the case may be, to the Applicable Agent, or by the Applicable Agent to the Company or the applicable Canadian Borrower, as the case may be, pursuant to paragraph (c) above.

      (f) If the Applicable Agent has not received from the Company or the applicable Canadian Borrower, as the case may be, the payment required by
Section 2.22(a) by 12:00 noon, New York City time, on the date on which an Issuing Bank has notified the Company or the applicable Canadian Borrower, as the case may be, and the Applicable Agent that payment of a draft presented under any Letter of Credit will be made (or such later time permitted by Section 2.22(a)), as provided in Section 2.22, the Applicable Agent will promptly notify such Issuing Bank and each Revolving Lender or Canadian Revolving Lender, as the case may be, of the Letter of Credit Disbursement and, in the case of each such Lender, its Applicable Percentage of such Letter of Credit Disbursement. Each Revolving Lender or Canadian Revolving Lender, as the case may be (other than the applicable Issuing Bank), will pay to the Applicable Agent, not later than 2:00 p.m., New York City time, on such date (or, if payment by the applicable Borrower is not required until after 11:00 a.m., New York City time, on such date, by 10:00 a.m. on the immediately following Business Day) such Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Applicable Agent will promptly pay to such Issuing Bank. The Applicable Agent will promptly remit to each Revolving Lender or Canadian Revolving Lender, as the case be, its Applicable Percentage of any amounts subsequently received by the Applicable Agent from the Company or the applicable Canadian Borrower, as the case may be, in respect of such Letter of Credit Disbursement.

      SECTION 2.03. NOTICE OF REVOLVING BORROWINGS. (a) The Company shall give the Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing and
(b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (ii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. If the Company shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

          (b) The applicable Canadian Borrower shall give the Canadian Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing or a Canadian B/A Borrowing, not later than 12:00 noon, Toronto time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 12:00 noon, Toronto time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (ii) whether such Borrowing shall be a $ Canadian Borrowing or a C$ Canadian Borrowing; (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (iv) if such Borrowing is to be a Canadian B/A Borrowing, the Contract Period therefor. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Canadian Borrower shall be deemed to have selected an Interest Period of one month's duration. If no Contract Period with respect to any Canadian B/A Borrowing is specified in any such notice, then the applicable Canadian Borrower shall be deemed to have selected a Contract Period of thirty days' duration. If the applicable Canadian Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Canadian Revolving Credit Borrowing in dollars prior to the end of the Interest Period in effect for such Borrowing, then the applicable Canadian Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Canadian Administrative Agent shall promptly advise the Canadian Lenders of any notice given pursuant to this Section 2.03 and of each Canadian Lender's portion of the requested Borrowing.

      SECTION 2.04. NOTES; REPAYMENT OF LOANS. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan and Swingline Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Loans, Additional Revolving Loans and Swing Line Loans become due and payable pursuant to Article VII), (ii) the principal amount of the Tranche A Term Loan of such Lender, in 21 consecutive quarterly installments, respectively, payable each March 31, June 30, September 30 and December 31 in accordance with Section 2.11 (or the then unpaid principal amount of such Tranche A Term Loan, on the date that such Tranche A Term Loan becomes due and payable pursuant to Article VII), (iii) the principal amount of the Tranche B Term Loan of such Lender, in 26 consecutive quarterly installments, payable on each March 31, June 30, September 30 and December 31 in accordance with Section 2.11 (or the then unpaid principal amount of such Loan, on the date that such Tranche B Term Loan becomes due and payable pursuant to Article VII) and (iv) if applicable, the principal amount of the Tranche C Term Loan of such Lender on the terms set forth in the Tranche C Term Loan Supplement (or the then unpaid principal amount of such Loan, on the date that such Tranche C Term Loan becomes due and payable pursuant to Article VII). Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender (i) the then unpaid principal amount of each Canadian B/A Borrowing at the expiration of each Contract Period, if such Borrowing is not rolled over or converted pursuant to Section 2.26 (or the then unpaid principal amount of such B/A, on the date that such B/A becomes due and payable pursuant to Article VII) or (ii) the then unpaid principal amount of each Canadian Revolving Loan of such Lender on the Canadian Revolving Credit Maturity Date (or such earlier date on which the Canadian Revolving Loans become due and payable pursuant to Article VII). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) (1) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan, Additional Revolving Loan, Swingline Loan, Tranche A Term Loan, Tranche B Term Loan and, if applicable, Tranche C Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both

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the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.
            (2) The Canadian Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Canadian Lender in which shall be recorded (i) the amount of each Canadian Revolving Loan and, if applicable, each Tranche C Term Loan made hereunder, the Type thereof and each Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Canadian Borrower to each Canadian Lender hereunder, (iii) the face amount of all B/As accepted by the Canadian Lenders and (iv) both the amount of any sum received by the Canadian Administrative Agent hereunder from the applicable Canadian Borrower and each Canadian Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of each Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent or the Canadian Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender (i) a Revolving Credit Note and, if applicable, an Additional Revolving Credit Note with appropriate insertions as to date and principal amount, and/or (ii) a Tranche A Term Note with appropriate insertions as to date and principal amount, and/or (iii) a Tranche B Term Note with appropriate insertions as to date and principal amount, and/or (iv) if applicable, a Tranche C Term Note with appropriate insertions as to date and principal amount, and/or (v) in the case of the Swingline Lender, a Swingline Note with appropriate insertions as to date and principal amount. Each Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any Canadian Lender, such Canadian Borrower will execute and deliver to such Canadian Lender (A) a Canadian Revolving Credit Note with appropriate insertions as to date and principal amount and/or (B) if applicable, a Tranche C Term Note with appropriate insertions as to date and principal amount.

      SECTION 2.05. FEES. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Revolving Credit Commitment and, if applicable, the Additional Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "U.S. COMMITMENT FEE") of 1/2 of 1% (or, at any time when the Applicable Level is higher than Level I, 3/8 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment and the Additional Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment or, if applicable, the Additional Revolving Credit Commitment of such Lender shall be terminated). The Canadian Borrowers agree to pay to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Canadian Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee in dollars (a "CANADIAN COMMITMENT FEE" and, together with the U.S. Commitment Fee, the "COMMITMENT FEES") of 1/2 of 1% (or, at any time when the Applicable Level is higher than Level I, 3/8 of 1%) per annum on the average daily unused amount of the Canadian Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period ending with the Canadian Revolving Credit Maturity Date or the date on which the Canadian Revolving Credit Commitment of such Lender shall be terminated). For purposes of calculating any Lender's Commitment Fees, the outstanding Swingline Loans and Foreign Restricted Subsidiary Indebtedness under Section 6.01(r) not supported by Foreign Subsidiary Letters of Credit during the period for which such Lender's Commitment Fees is calculated shall be deemed to be zero. The Commitment Fees due to each Lender shall cease to accrue on the date on which the Commitments of such Lender shall be terminated as provided herein. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days.

      (b) The applicable Borrowers agree to pay to the Lenders, through the Applicable Agent, on the Closing Date, the upfront fees (the "PARTICIPATION FEES") in the amounts previously agreed to be payable to the Lenders.

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      (c) The Company agrees to pay to the Administrative Agent, for its own account, at the times previously agreed, the fees (the "AGENCY FEES") in the amounts previously agreed to be payable to the Administrative Agent for its own account in accordance with the fee letter between Chase and the Company dated April 24, 1998. The Canadian Borrowers agree to pay to the Canadian Administrative Agent, for its own account, at the times previously agreed the fees in the amounts previously agreed to be payable to the Canadian Administrative Agent for its own account.

      (d) Each Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by such Issuing Bank for the account of such Borrower, in the amount agreed upon between such Borrower and such Issuing Bank, payable as agreed to by such Borrower and such Issuing Bank for such Letter of Credit, and negotiation, amendment, issuing, payment and other customary fees (collectively, the "FRONTING FEES") in the amounts separately agreed to by such Issuing Bank and the applicable Borrower.

      (e) All Fees shall be paid on the dates due, in immediately available funds, to the Applicable Agent for distribution, if and as appropriate, among the Lenders or to the applicable Issuing Banks, as the case may be. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

      (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

      (c) Subject to the provisions of Section 2.07, (i) each C$ Prime Rate Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin and (ii) each B/A shall be subject to an Acceptance Fee payable as set forth in Section 2.26.

      (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and the applicable C$ Prime Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Canadian Administrative Agent, and such determinations shall be conclusive absent manifest error.

      (e) Except as provided herein, interest and fees hereunder shall accrue and be calculated on a daily basis on the basis of a 360-day year for actual days elapsed, except that interest calculated on the basis of the Prime Rate or the C$ Prime Rate shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for actual days elapsed. For purposes of the Interest Act (Canada) (i) whenever any interest or fee under this Agreement with respect to credit extended thereunder, is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and
(z) divided by 360 and (ii) the principle of deemed reinvestment of interest does not apply to any such interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

      SECTION 2.07. DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate or the C$ Prime Rate, as the case may be, plus the Applicable Margin plus 2% per annum.

      SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Company and the applicable Lenders. In the event of any such determination, any request by a Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

      SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Revolving Credit Commitments and the Additional Revolving Credit Commitments shall be automatically terminated on the Revolving Credit Maturity Date. The Canadian Revolving Credit Commitments shall be automatically terminated on the Canadian Revolving Credit Maturity Date. The Letter of Credit Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letters of Credit may be issued under the Canadian Revolving Credit Commitments after the Canadian Revolving Credit Maturity Date.

      (b) Upon at least three Business Days' prior irrevocable written notice to the Applicable Agent, the Company or a Canadian Borrower, as the case may be, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, (ii) the Revolving Credit Commitments shall not be reduced to an amount which is less than the Company Letter of Credit Exposure and the outstanding Swingline Loans and Revolving Loans at such time, (iii) the Additional Revolving Credit Commitments shall not be reduced to an amount which is less than the outstanding Additional Revolving Loans at such time and (iv) the Canadian Revolving Credit Commitments shall not be reduced to an amount which is less than the Canadian Borrower Letter of Credit Exposure and the Dollar Equivalent Amount of Canadian Revolving Loans.

      (c) Each reduction in the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as the case may be, hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments. The applicable Borrowers shall pay to the Applicable Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

      SECTION 2.10. CONVERSION AND CONTINUATION OF TRANCHE A TERM, TRANCHE B TERM AND TRANCHE C TERM LOANS. Each applicable Borrower shall have the right at any time upon prior irrevocable notice to the Applicable Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Tranche A Term Borrowing into an ABR Tranche A Term Borrowing, or to convert any Eurodollar Tranche B Term Borrowing into an ABR Tranche B Term Borrowing or to convert any Eurodollar Tranche C Term Borrowing into an ABR Tranche C Term Borrowing, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Tranche A Term Borrowing into a Eurodollar Tranche A Term Borrowing, or convert any ABR Tranche B Term Borrowing into a Eurodollar Tranche B Term Borrowing, or to convert any ABR Tranche C Term Borrowing into a Eurodollar Tranche C Term Borrowing or to continue any Eurodollar Tranche A Term Borrowing, Eurodollar Tranche B Term Borrowing or Eurodollar Tranche C Term Borrowing as a Eurodollar Tranche A Term Borrowing, Eurodollar Tranche B Term Borrowing or Eurodollar Tranche C Term Borrowing, as applicable, for an additional Interest Period and (iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Tranche A Term Borrowing, Eurodollar Tranche B Term Borrowing or Eurodollar Tranche C Term Borrowing to another permissible Interest Period, subject to the following conditions:

          (a)each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (b)if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $1,000,000; PROVIDED that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $1,000,000;

          (c)each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

          (d)if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to Section 2.15;

          (e)any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (f)any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (g)no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Tranche A Term Loan Repayment Date, Tranche B Term Loan Repayment Date or Tranche C Term Loan Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Tranche A Term Borrowings, the Eurodollar Tranche B Term Borrowings or the Eurodollar Tranche C Term Borrowings, as the case may be, with Interest Periods ending on or prior to such Tranche A Term Loan Repayment Date, Tranche B Term Loan Repayment Date or Tranche C Term Loan Repayment Date and (ii) the ABR Tranche A Term Borrowings, ABR Tranche B Term Borrowings or ABR Tranche C Term Borrowings, as the case may be, would not be at least equal to the principal amount of Tranche A Term Borrowings, Tranche B Borrowings or Tranche C Term Borrowings to be paid on such Tranche A Term Loan Repayment Date, Tranche B Term Loan Repayment Date or Tranche C Term Loan Repayment Date; and

          (h)a Borrowing may not be converted into or continued as a Eurodollar Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Applicable Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

      SECTION 2.11. REPAYMENT OF TRANCHE A TERM, TRANCHE B TERM AND TRANCHE C TERM BORROWINGS (a) The Tranche A Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "TRANCHE A TERM LOAN REPAYMENT DATE") and in such amounts as set forth on Schedule 2.11.

      (b) The Tranche B Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "TRANCHE B LOAN REPAYMENT DATE") and in such amounts as set forth on Schedule 2.11.

       (c) The Tranche C Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "TRANCHE C TERM LOAN REPAYMENT DATE") and in such amounts as set forth in the Tranche C Term Loan Supplement.

      (d) To the extent not previously paid, all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Loan Maturity Date, all Tranche B Term Borrowings shall be due and payable on the Tranche B Term Loan Maturity Date and all Tranche C Term Borrowings shall be due and payable on the Tranche C Term Loan Maturity Date. Each payment of Eurodollar Tranche A Term Borrowings, Eurodollar Tranche B Term Borrowings or Eurodollar Tranche C Term Borrowings repaid pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

      SECTION 2.12. PREPAYMENT. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than a Canadian B/A Borrowing), in whole or in part, upon, in the case of Eurodollar Borrowings, at least three Business Days', and in the case of ABR Borrowings and C$ Prime Rate Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent or the Canadian Administrative Agent, as the case may be; PROVIDED, HOWEVER, that each partial prepayment (other than of a Swingline Loan) of ABR Loans and of Eurodollar Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, each partial prepayment of C$ Prime Rate Loans shall be in a minimum principal amount of C$5,000,000 or an integral multiple of C$1,000,000 in excess thereof.

      (b) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Company shall pay or prepay so much of, FIRST, the Swingline Loans and, SECOND, the Revolving Credit Borrowings, as shall be necessary in order that the aggregate principal amount of the Revolving Loans and Swingline Loans outstanding will not exceed the excess, if any, of (i) the aggregate Revolving Credit Commitments after giving effect to such termination or reduction, minus (ii) the Company Letter of Credit Exposure plus the Dollar Equivalent Amount of the Indebtedness of Foreign Restricted Subsidiaries outstanding under Section 6.01(r) not supported by a Foreign Subsidiary Letter of Credit at the time to the extent the aggregate amount of such unsupported Indebtedness exceeds permanent reductions in the Revolving Credit Commitments made from the Closing Date.

      (c) On the date of any termination or reduction of the Canadian Revolving Credit Commitments pursuant to Section 2.09, the Canadian Borrowers shall pay or prepay so much of the Canadian Revolving Credit Borrowings as shall be necessary in order that the aggregate principal amount of the Canadian Revolving Loans outstanding will not exceed the excess, if any, of (i) the aggregate Canadian Revolving Credit Commitments after giving effect to such termination or reduction, minus (ii) the Canadian Borrower Letter of Credit Exposure.

      (d) On the date of any termination or reduction of the Additional Revolving Credit Commitments pursuant to Section 2.09 or Section 2.27, the Company shall pay or prepay so much of the Additional Revolving Credit Loans as shall be necessary in order that the aggregate principal amount of the Additional Revolving Loans outstanding will not exceed the aggregate Additional Revolving Credit Commitments after giving effect to such termination or reduction.

      (e) The Company shall prepay the Borrowings at the times and in the amounts required pursuant to Section 2.12(g) and 2.12(h).

      (f) Each Borrower's prepayment obligations under any paragraph of this
Section 2.12 shall be in addition to, and shall not be discharged by the performance of, its obligations under any other such paragraph. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

      (g) In the event and on each occasion that a Prepayment Event occurs, subject to Section 6.08(i), the Company and any other applicable Borrower shall apply an amount equal to the Applicable Asset Sale Prepayment Percentage of the Net Proceeds therefrom to prepay (x) the Tranche A Term Loans, (y) the Tranche B Term Loans and, if applicable, (z) the Tranche C Term Loans, in each case ratably according to the aggregate outstanding amounts thereof in accordance with Section 2.12(l) below. Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the applicable Borrower shall pay to the Applicable Agent (for application to the prepayment of Loans in accordance with this Section 2.12(g)) an amount equal to the Applicable Asset Sale Prepayment Percentage of the Net Proceeds from such Prepayment Event.

      (h) Not later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on or about December 31, 1998, the Company and any other applicable Borrower shall pay to the Applicable Agent (for application to the prepayment of the Tranche A Term Loans, the Tranche B Term Loans and, if applicable, the Tranche C Term Loans, in each case ratably according to the aggregate outstanding amounts thereof in accordance with
Section 2.12(i)) an amount equal to the Applicable Excess Cash Flow Prepayment Percentage (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Excess Cash Flow for such fiscal year.

      (i) Each prepayment of principal of the Tranche A Term Borrowings, the Tranche B Term Borrowings or, if applicable, Tranche C Term Loans pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the applicable Borrowings due under paragraph (a), (b) or (c), as applicable, of
Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, HOWEVER, that in the case of any prepayment of the Tranche A Term Borrowings, the Tranche B Term Borrowings and, if applicable, Tranche C Term Borrowings, pursuant to Section 2.12(h) or Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Notwithstanding anything in this Section 2.12 to the contrary, so long as any Tranche A Term Loans are outstanding, each prepayment with respect to the Tranche B Term Loans and, if applicable, Tranche C Term Loans, shall be applied in accordance with Section 2.12(l).

      (j)  [Intentionally omitted]

      (k) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "EXCESS AMOUNT"), the Company and any other applicable Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(k) and (y) the Company shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Company and any other applicable Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

      (l) The Company shall at least four Business Days prior to any expected prepayment pursuant to Section 2.12(g) notify the Applicable Agent of such prepayment and the approximate amount and date thereof. Upon receipt of any such notice, the Applicable Agent shall promptly provide to each Tranche B Lender and, if applicable, each Tranche C Lender, a notice (each, a "PREPAYMENT OPTION NOTICE") (i) setting forth the amount of such prepayment to be applied to the Tranche B Term Loans (the "TRANCHE B PREPAYMENT AMOUNT") and, if applicable, the Tranche C Term Loans (the "TRANCHE C PREPAYMENT Amount"), the estimated portion thereof that the applicable Tranche B Lender and, if applicable, the applicable Tranche C Lender will be entitled to receive if it accepts such prepayment on the prepayment date (each, a "PREPAYMENT DATE"), (ii) requesting such Tranche B Lender and, if applicable, Tranche C Lender, to notify the Applicable Agent in writing, no later than the Business Day preceding the Prepayment Date, of such Tranche B Lender's and, if applicable, Tranche C Lender's, acceptance or rejection (in each case, in whole and not in part) of such prepayment and (iii) informing such Tranche B Lender and, if applicable, Tranche C Lender, that failure by such Tranche B Lender to reject prepayment in writing on or before the Business Day prior to the Prepayment Date shall be deemed an acceptance of such prepayment. On the Prepayment Date, the Applicable Agent shall apply that portion of (i) the Tranche B Prepayment Amount in respect of which Tranche B Lenders have accepted or been deemed to have accepted prepayment to the prepayment of the Tranche B Term Loans in accordance with Section 2.12(l) and
(ii) the Tranche C Prepayment Amount in respect of which Tranche C Lenders have accepted or deemed to have accepted prepayment to the prepayment of the Tranche C Term Loans in accordance with Section 2.12(l). The remaining amount of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount after the payments described in the immediately preceding sentence shall be allocated to the then-outstanding Tranche A Term Loans, Tranche B Term Loans of accepting Lenders and Tranche C Term Loans of accepting Lenders, ratably, based on the respective outstanding amounts thereof, in accordance with Section 2.12(l) for prepayments of the same type.

      (m) If at any time the outstanding balance of the Canadian Revolving Loans exceeds 105% of the Canadian Revolving Credit Commitments as a result of the fluctuation of currency values, the Canadian Borrowers shall immediately repay the aggregate outstanding Canadian Revolving Loans to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Canadian Revolving Loans, the Canadian Borrowers shall provide cash collateral for the Canadian Borrower Letter of Credit Exposure and Canadian B/A Borrowings in the manner set forth in Sections 2.24 and 2.26, as applicable, to the extent required to eliminate such excess.

      SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.18), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or such Issuing Bank or shall impose on such Lender or such Issuing Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining the Letter of Credit Exposure, the Letter of Credit Commitment or any Eurodollar Loan (or, in the case of such Issuing Bank, of making any payment or maintaining the Letter of Credit Commitment) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Company will pay to such Lender or such Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

      (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, official directive or guideline (whether or not having the force of law) regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the applicable Borrower through the Applicable Agent and shall be conclusive absent manifest error. The Company shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) In the event any Lender or Issuing Bank delivers a notice pursuant to paragraph (e) below, the Company may require, at the Company's expense and subject to Section 2.15, such Lender or Issuing Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and its Notes and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the applicable Borrower shall have received the written consent of the Applicable Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender or Issuing Bank all monies accrued and owing hereunder to it (including pursuant to this Section) and (iv) in the case of a required assignment by an Issuing Bank, all outstanding Letters of Credit issued by such Issuing Bank shall be canceled and returned to such Issuing Bank.

      (e) Promptly after any Lender or Issuing Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Bank will notify the applicable Borrower thereof. Failure on the part of any Lender or Issuing Bank so to notify the applicable Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; PROVIDED that the applicable Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; PROVIDED, FURTHER, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

      SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the applicable Borrower and to the Applicable Agent, such Lender may:

             (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the applicable Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

             (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.14, a notice to a Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.

      SECTION 2.15. INDEMNITY. The Company and, if applicable, the Canadian Borrowers shall severally indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of
(a) any failure by any Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV,
(b) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or B/A or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or B/A, as the case may be. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or Discount Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period or Contract Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period or Contract Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period or Contract Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the applicable Borrower through the Applicable Agent and shall be conclusive absent manifest error.

      SECTION 2.16. PRO RATA TREATMENT. Except as required under Sections 2.12, 2.14, 2.18, 2.26 and 2.27 each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or Letter of Credit Fees, each reduction of the Revolving Credit Commitments, the Additional Revolving Credit Commitments and the Canadian Revolving Credit Commitments, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments, as the case may be, or, if applicable outstanding Loans, as the case may be. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Applicable Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with
Section 2.01, to the next higher or lower whole dollar amount.

      SECTION 2.17. PAYMENTS. (a) The Company shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Wholesale Loan Services, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 021000128, Account Number 323-5-02059. Each Canadian Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, Toronto time, on the date when due to the Canadian Administrative Agent, at its offices at 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1A4, Attention Funding Officer, in immediately available funds, (i) for the credit of The Chase Manhattan Bank of Canada, Royal Bank of Canada, Correspondent Banking Division, Toronto, Transit #: 09591, Account Number 219-247-4 (if such payment is made in Canadian dollars). Such payments shall be for credit to the account of The Chase Manhattan Bank of Canada at The Chase Manhattan Bank, New York, New York, 10081, ABA Number: 021000021, SWIFT Number: CHASUS 33, Account Number: 001-1-150620 (if such payment is made in dollars).

      (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      (c) Each obligation of the Borrowers and the Guarantors under the Loan Documents related to any Loans or Letter of Credit denominated in dollars shall be paid in dollars. Each obligation of the Borrowers and the Guarantors related to any Loans or Letters of Credit denominated in Canadian dollars shall be paid in Canadian dollars.

      SECTION 2.18. TAXES. (a) Any and all payments by each Borrower to the Administrative Agent or the Canadian Administrative Agent, as the case may be, the Issuing Banks or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Issuing Bank and the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Issuing Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, each Issuing Bank and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender, such Issuing Bank or the Administrative Agent, as the case may be, but not excluding any United

States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). For purposes of this Section 2.18, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, any Issuing Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Lender or an Issuing Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender, such Issuing Bank, the Canadian Administrative Agent or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. No Borrower shall be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent (in the case of payments to be made by the Company) not organized under the laws of the United States of America or a state thereof (or, in the case of payments to be made by the Canadian Borrowers, not organized under the laws of Canada) if such Lender, such Issuing Bank, the Canadian Administrative Agent or the Administrative Agent fails to comply with the requirements of paragraph (f) or (g), as the case may be, and paragraph (h) of this Section 2.18.

      (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) The Company will indemnify each Lender, each Issuing Bank, the Administrative Agent and the Canadian Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender, such Issuing Bank or the Administrative Agent or the Canadian Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, an Issuing Bank, the Administrative Agent or the Canadian Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by a Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify such Borrower of the availability of such refund (unless instructed to pursue a claim by such Borrower) and shall, within 30 days after receipt of a request by such Borrower, pursue or timely claim such refund at such Borrower's expense; PROVIDED that such Lender shall not be required to pursue or claim such refund if such Lender reasonably determines that the pursuit or claim of such refund will have a disadvantageous impact upon such Lender. If any Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent has received payment from a Borrower hereunder, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to such Borrower, provided that such Borrower, upon the request of such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent in the event such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent is required to repay such refund.

      (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower in respect of any payment to any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent, such Borrower will furnish to the Applicable Agent, at its address referred to in
Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof or a copy of the return reporting payment thereof or other evidence of such payment reasonably satisfactory to the Applicable Agent.

      (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

      (f) In the case of any Borrowing by the Company, this paragraph (f) shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Issuing Bank or such Lender, it will deliver to the Company and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Issuing Bank or such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States Internal Revenue Service Form W-8 or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder
(A) will not be described in Section 871(h)(3)(A) or Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Lender. Each Lender, each Issuing Bank and the Administrative Agent required to deliver to the Company and the Administrative Agent a Form 1001, 4224 or W-8 pursuant to the preceding sentence further undertakes to deliver to the Company and the Administrative Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Company and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Company, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Company or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Issuing Bank or such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Issuing Bank or such Lender advises the Company that it is unable lawfully to provide such forms and other certifications and notifies the Company to such effect. Unless the Company and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes or the Letters of Credit to or for any Issuing Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

      (g) In the event a Canadian Borrower is required to pay additional amounts pursuant to this Section 2.18, this paragraph (g) shall apply. Each Lender, each Issuing Bank and the Canadian Administrative Agent that is not incorporated within or under the laws of Canada and that is claiming such additional amounts agrees that within a reasonable period of time following the request of a Canadian Borrower, it will, to the extent it is legally entitled to a reduction in the rate of or exemption from Canadian withholding taxes, deliver to such Canadian Borrower and the Canadian Administrative Agent (if appropriate) any form or document required under the laws, regulations, official interpretations or treaties enacted by, made or entered into with Canada properly completed and duly executed by such Issuing Bank, such Lender or Canadian Administrative Agent establishing that any payments hereunder are exempt from Canadian withholding tax or subject to a reduced rate of Canadian withholding tax, as the case may be; provided that, in the sole determination of such Lender, such Issuing Bank or the Canadian Administrative Agent, such form or document shall not be otherwise disadvantageous to such Lender, such Issuing Bank or the Administrative Agent.

      (h) Any Issuing Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Issuing Bank or such Lender, be otherwise disadvantageous to such Issuing Bank or such Lender. In addition, in the event any Issuing Bank or any Lender claims additional amounts payable pursuant to this Section 2.18, the affected Borrower may, at its sole expense and effort, upon notice to such Issuing Bank or such Lender and the Applicable Agent, require such Issuing Bank or such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment will result in a reduction in the claim for additional amounts under this section 2.18, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the affected Borrower shall have received the prior written consent of the Applicable Agent, which consent shall not unreasonably be withheld, and (z) the affected Borrower or such assignee shall have paid to the affected Issuing Bank or the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Letter of Credit Disbursements or such Loans of such Issuing Bank or such Lender, respectively, plus all Fees and other amounts accrued for the account of such Issuing Bank or such Lender hereunder.

      SECTION 2.19.  ISSUANCE OF LETTERS OF CREDIT

       (a) Each Issuing Bank agrees, upon the terms and subject to the conditions herein set forth, to issue Letters of Credit (including Foreign Subsidiary Letters of Credit), in a form reasonably acceptable to the Applicable Agent and such Issuing Bank, appropriately completed, for the account of the Company or applicable Canadian Borrower, as the case may be, at any time and from time to time on and after the Closing Date until the earlier of the date five Business Days prior to the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, and the termination of the Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as the case may be, in accordance with the terms hereof; PROVIDED, HOWEVER, that any Letter of Credit shall be issued by an Issuing Bank only if, and each request by a Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of such Borrower that, immediately following the issuance of any such Letter of Credit, (i)(x) the Letter of Credit Exposure (other than in respect of Foreign Subsidiary Letters of Credit) shall not exceed the Letter of Credit Commitment in effect at the time, (y) the Letter of Credit Exposure in respect of Foreign Subsidiary Letters of Credit shall not exceed $225,000,000, and (z) the Letter of Credit Exposure shall not exceed the Revolving Credit Commitments and Canadian Revolving Credit Commitments in effect at the time, and (ii) the Borrowers will be in compliance with Sections 2.01(c) and (e). In determining whether the issuance of a Letter of Credit will comply with the preceding sentence, each Issuing Bank may rely conclusively on information obtained from the Administrative Agent or the Canadian Administrative Agent, as the case may be, regarding the aggregate principal amount of outstanding Revolving Loans, Canadian Revolving Loans and the aggregate Revolving Credit Commitments, Canadian Revolving Credit Commitments, Letter of Credit Exposure and Swingline Loans.

      (b) Each Letter of Credit shall expire no later than the fifth Business Day preceding the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars or, if requested by a Canadian Borrower, Canadian dollars. Each Letter of Credit shall reduce availability under the Revolving Credit Commitments or, if applicable, the Canadian Revolving Credit Commitments.

      (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written notice from the applicable Borrower to the applicable Issuing Bank and the Applicable Agent (each of which shall give prompt notice thereof to each Revolving Lender or Canadian Lender, as the case may be) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the fifth Business Day preceding the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, and (ii) subject to extension, two years after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. Such Issuing Bank will give the Applicable Agent, and the Applicable Agent shall give each Revolving Lender or Canadian Lender, as the case may be, prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

      (d) No Issuing Bank shall be required to issue a Letter of Credit unless it has agreed with the Company upon the Fronting Fees to be paid by the applicable Borrower in connection with such Letter of Credit and the form of such Letter of Credit is reasonably acceptable to such Issuing Bank.

      (e) Each Letter of Credit issued under the Existing Credit Agreements shall be deemed to be a Letter of Credit hereunder issued as of the Closing Date.

      SECTION 2.20. PARTICIPATIONS; UNCONDITIONAL OBLIGATIONS. (a) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank, the Revolving Lenders or Canadian Revolving Lenders in respect thereof, each Issuing Bank hereby grants to each Revolving Lender or Canadian Revolving Lender, as the case may be, and each Revolving Lender or Canadian Revolving Lender, as the case may be, hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's or Canadian Revolving Lender's, as the case may be, Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender or Canadian Revolving Lender, as the case may be, hereby absolutely and unconditionally agrees to pay to the Applicable Agent, for the account of such Issuing Bank, in accordance with
Section 2.02(f), such Revolving Lender's or Canadian Revolving Lender's, as the case may be, Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank; PROVIDED, HOWEVER, that the Revolving Lenders or Canadian Revolving Lenders, as the case may be, shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful payment or disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank in determining whether documents presented in connection with such Letter of Credit Disbursement conform to the requirements of the applicable Letter of Credit.

      (b) Each Revolving Lender and Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever other than in the case of any wrongful payment made as a result of the gross negligence or willful misconduct of the Issuing Bank in determining whether documents presented in connection with such Letter of Credit conform to the requirements of the applicable Letter of Credit.

      SECTION 2.21. LETTER OF CREDIT FEE. Each Borrower agrees to pay to the Applicable Agent for the account of the Revolving Lenders or Canadian Revolving Lenders, as the case may be, for each calendar quarter (or shorter period ending with the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) a fee (the "LETTER OF CREDIT FEE") on the average daily amount of the outstanding Letters of Credit issued for the account of such Borrower at a per annum rate equal to the Applicable Margin at such time for Eurodollar Revolving Loans; PROVIDED that with respect to any Letter of Credit as to which such Borrower has failed to make a payment required by Section 2.22, interest calculated at the rate set forth in Section 2.07 from the date such payment was due through the date such payment is made shall be paid by such Borrower in lieu of the Letter of Credit Fee on the date such payment is made. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Administrative Agent or the Canadian Administrative Agent, as the case may be, agrees to disburse to each Revolving Lender or Canadian Revolving Lender, as the case may be, its pro rata portion of such Letter of Credit Fee promptly upon receipt. The Letter of Credit Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date or Canadian Revolving Credit Maturity Date, as the case may be (or the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit, if earlier). Once paid the Letter of Credit Fee paid or payable shall not be refundable in any circumstances whatsoever, absent manifest error.

      SECTION 2.22. AGREEMENT TO REPAY LETTER OF CREDIT DISBURSEMENTS. (a) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall pay to the Applicable Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which such Issuing Bank shall have notified such Borrower that payment of such draft will be made (or such later time as is not later than one hour after such Borrower shall have received such notice or, if such Borrower shall have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day). The Applicable Agent will promptly pay any such amounts received by it to such Issuing Bank.

      (b) Each Borrower's obligation to repay each Issuing Bank for payments and disbursements made by such Issuing Bank under the outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

             (i) any lack of validity or enforceability of any Letter of Credit;

             (ii) the existence of any claim, set-off, defense or other right which any Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent, the Canadian Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of any Issuing Bank) or any other person in connection with this Agreement or any other agreement or transaction;

             (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that payment by an Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of such Issuing Bank;

             (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; PROVIDED that such payment shall not have constituted gross negligence or wilful misconduct of such Issuing Bank; and

             (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the applicable Issuing Bank.

      It is understood that in making any payment under a Letter of Credit (x) each Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing Bank.

      SECTION 2.23. LETTER OF CREDIT OPERATIONS. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such outstanding Letter of Credit. Such Issuing Bank shall (i) as promptly as possible after such demand for payment give oral notification, confirmed by telecopy, to the Applicable Agent and the applicable Borrower of such demand for payment and (ii) as promptly as possible after such Issuing Bank determines whether such demand for payment was in accordance with the terms and conditions of such outstanding Letter of Credit, give notice in the same manner to the Applicable Agent and such Borrower as to such determination and as to whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notices shall not relieve any Borrower of its obligation to reimburse such Issuing Bank with respect to any such Letter of Credit Disbursement, and the Applicable Agent shall promptly give each Revolving Lender or Canadian Revolving Lender, as the case may be, notice thereof.

      SECTION 2.24. CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, each Borrower shall, on the Business Day it receives notice from the Applicable Agent or the Required Lenders therefor, deposit in an account with the Applicable Agent, for the benefit of the Lenders, an amount in cash equal to its Letter of Credit Exposure as of such date. Such deposit shall be held by the Applicable Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Applicable Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Applicable Agent to reimburse the applicable Issuing Bank and the Revolving Lenders or Canadian Lenders, as the case may be, for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.25. TERMINATION AND REDUCTION OF LETTER OF CREDIT Commitment.
(a) Notwithstanding any other provision hereof, in the event that any restrictions or limitations are imposed upon or determined or held to be applicable to any Issuing Bank, any Lender or any Borrower by, under or pursuant to any law or regulation (Federal, state, provincial or local) now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority (including any interpretation by the Comptroller of the Currency as to the applicability of 12 U.S.C. ss. 84 or any substitute statute, as now or hereafter in effect, to the transactions contemplated hereby), which would prevent such Lender from legally incurring liability under or in connection with a Letter of Credit issued or to be issued pursuant hereto, then such Lender shall give prompt written notice thereof to the Applicable Agent (which shall notify the Company, each Issuing Bank and each other Revolving Lender or Canadian Lender, as the case may be, thereof as soon as reasonably practicable), whereupon the obligation of each Issuing Bank to issue additional Letters of Credit pursuant hereto shall be reduced by the Applicable Percentage of such Lender (and, as to any Letter of Credit thereafter issued, the Applicable Percentages of the other Lenders shall be determined as though such Lender does not have a Revolving Credit Commitment or Canadian Revolving Credit Commitment, as the case may be) until the Applicable Agent shall be advised that such event is no longer continuing or until such Lender shall have assigned its applicable Commitments pursuant to the provisions of this Agreement.

      (b) The Company may permanently terminate, or from time to time in part permanently reduce, the Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Administrative Agent; PROVIDED that the Letter of Credit Commitment shall not be reduced to an amount that is less than the Letter of Credit Exposure at the time.

      (c) In the event that the Revolving Credit Commitments and Canadian Revolving Credit Commitments are at any time reduced pursuant to Section 2.09 to an amount that is less than the Letter of Credit Commitment, the Letter of Credit Commitment shall be permanently reduced to an amount equal to the Revolving Credit Commitments and Canadian Revolving Credit Commitments.

      SECTION 2.26. BANKERS' ACCEPTANCES. (a) Subject to the terms and conditions of this Agreement, a Canadian Borrower may request a Canadian Revolving Credit Borrowing by presenting drafts for acceptance and purchase as B/As by the Canadian Lenders.

          (b) No Contract Period with respect to a B/A shall extend beyond the Canadian Revolving Commitment Maturity Date.

          (c) To facilitate availment of the Canadian Revolving Credit Borrowings by way of B/As, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As substantially in the form of Schedule 2.26. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrowers recognize and agree that all B/As signed and/or endorsed on their behalf by a Canadian Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (a) received by it from the Canadian Administrative Agent in blank hereunder, (b) voided by it for any reason, (c) accepted and purchased by it hereunder, and (d) cancelled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide such records to the Canadian Borrowers at the Canadian Borrowers' expense upon request. On request by or on behalf of the Canadian Borrowers, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Borrowers and which are held by the said Canadian Lender and are not required to be issued in accordance with the Canadian Borrowers' irrevocable notice.

          (d) Drafts of the Canadian Borrowers to be accepted as B/As hereunder shall be signed as set forth in this subsection 2.26. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Canadian Borrowers at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrowers.

          (e) Promptly following receipt of a notice of borrowing, notice of rollover or notice of conversion by way of B/As, in accordance with Section 2.03(b) or Section 2.26(h), the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be an integral multiple of C$100,000 and such face amount shall be in each Canadian Lender's pro rata portion of such Canadian Revolving Credit Borrowing; provided, that the Canadian Administrative Agent may, in its sole discretion, increase or reduce any Canadian Lender's portion of such B/A to the nearest C$100,000.

          (f) Upon acceptance of a B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each B/A from the applicable Canadian Borrower at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee payable by such Canadian Borrower to a Canadian Lender under Section 2.06 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.26.

          (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

          (h) With respect to each Canadian Revolving Credit Borrowing which is outstanding hereunder by way of B/As, at or before 11:00 a.m. (Toronto time) three Business Days before the maturity date of such B/As, a Canadian Borrower shall notify the Canadian Administrative Agent at the Canadian Administrative Agent's address set forth in Section 9.01 by irrevocable telephone notice, followed by a notice of rollover on the same day, if a Canadian Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If a Canadian Borrower fails to notify the Canadian Administrative Agent of its intention to issue B/As on such maturity date, such Canadian Borrower shall provide payment to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If a Canadian Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a C$ Prime Rate Loan in an amount equal to the face amount of such B/As.

          (i) Each Canadian Borrower waives presentment for payment and any other defence to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues a Canadian Borrower on the B/A for payment of the amount payable by a Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the applicable Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the applicable Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

          (j) If any Event of Default shall occur and be continuing and the Loans are accelerated pursuant to Article VII, each Canadian Borrower shall, on the Business Day it receives notice from the Canadian Administrative Agent, deposit in an account with the Canadian Administrative Agent, for the benefit of the Canadian Lenders, an amount in cash equal to its Bankers' Acceptances Exposure as of such date. Such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Canadian Administrative Agent to reimburse the applicable Canadian Lenders for Bankers' Acceptances Exposure and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the applicable Canadian Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) Each Canadian Borrower shall have the right at any time upon irrevocable notice to the Canadian Administrative Agent not later than 12:00 noon Toronto time, three Business Days prior to conversion to convert a C$ Prime Rate Loan to a Canadian B/A Borrowing, subject to the following conditions:

      (a) each conversion shall be made pro rata among the applicable Canadian Lenders in accordance with the respective principal amounts of the C$ Prime Rate Loans comprising the converted Borrowing;

      (b) if less than all of the outstanding principal amount of any Borrowing shall be converted, the aggregate principal amount of such Borrowing converted shall not be less than C$1,000,000;

      (c) each conversion shall be effected by each applicable Canadian Lender by such Canadian Lender's converting its applicable C$ Prime Rate Loan (or a portion thereof) into a B/A, and accrued interest on any C$ Prime Rate Loan (or any portion thereof) being converted shall be paid by the applicable Canadian Borrower at the time of conversion;

      (d) all Bankers' Acceptances to be issued as a result of the conversion of the C$ Prime Rate Loan shall be issued in accordance with the provisions of this
Section 2.26; and

      (e) a C$ Prime Rate Borrowing may not be converted into a Canadian B/A Borrowing if a Default or an Event of Default has occurred and is continuing and the Canadian Administrative Agent have determined that such conversion is not appropriate.

      SECTION 2.27. REALLOCATION. (a) The Borrowers may, from time to time, but not more than once per calendar quarter, from and after the Closing Date until the earlier of the Canadian Revolving Credit Maturity Date and the termination of the Canadian Revolving Credit Commitments, upon giving an irrevocable joint written notice (each, a "REALLOCATION NOTICE") to the Canadian Administrative Agent and the Administrative Agent at least ten (10) Business Days prior to beginning of the next following calendar quarter, temporarily reduce, in whole or in part, or increase, the Canadian Revolving Credit Commitments. Any reductions or increases in the Canadian Revolving Credit Commitments or the Additional Revolving Credit Commitments (as defined below) shall take effect on the first day of the next following calendar quarter. Each reduction or increase in the Canadian Revolving Credit Commitments shall result in an automatic corresponding increase or reduction in the Additional Revolving Credit

Commitments; provided that the amount of the Canadian Revolving Credit Commitments shall not, at any time, (i) be reduced to an amount that is less than the Dollar Equivalent Amount of the aggregate Canadian Revolving Loans and Canadian Borrower Letter of Credit Exposure outstanding at such time or (ii) exceed the amount of the Canadian Revolving Credit Commitments as of the Closing Date, as such Canadian Revolving Credit Commitments may, from time to time, be permanently reduced or cancelled in accordance with Section 2.12 of this Agreement. The revolving credit commitments from time to time resulting from a reallocation of Canadian Revolving Credit Commitments pursuant to this Section
2.27 at any time are the "Additional Revolving Credit Commitments". Any amount of the Canadian Revolving Credit Commitments reallocated under this Section 2.27 as Additional Revolving Credit Commitments will not be available to the Canadian Borrowers, and any amount of the Additional Revolving Credit Commitments reallocated under this Section 2.27 as Canadian Revolving Credit Commitments will not be available to the Company, until and only if such amounts are reallocated back to the Canadian Revolving Credit Commitments or the Additional Revolving Credit Commitments in accordance with the terms and conditions of this
Section 2.27.

          The ability of the Borrowers to reallocate the Revolving Credit Commitments and the Canadian Revolving Credit Commitments in accordance with this Section 2.27 shall be subject to the conditions that (A) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and (B) at the time of and immediately following such reduction or increase, no Event of Default or Default shall have occurred and be continuing. Each Reallocation Notice shall specify the amount (expressed in dollars) of any reduction or increase in the Canadian Revolving Credit Commitments and the corresponding increase or reduction in the Additional Revolving Credit Commitments. Each reallocation requested under this Section 2.27 shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the applicable Commitments) and in integral multiples of $1,000,000. Each reduction or increase in the Canadian Revolving Credit Commitments under this Section 2.27 shall be made ratably among the Canadian Lenders based on their respective Canadian Revolving Credit Commitments. Each reduction or increase in the Additional Revolving Credit Commitments under this Section 2.27 shall be made ratably among the Canadian Lenders (or, if a Canadian Lender is a Canadian Scheduled II Chartered Bank, the affiliate of such Lender that is a Revolving Lender) based on their respective Canadian Revolving Credit Commitments. The Canadian Administrative Agent or the Administrative Agent, as the case may be, shall promptly after receiving a Reallocation Notice notify each Canadian Lender or Additional Revolving Lender, as the case may be, of the amount of its Canadian Revolving Credit Commitment or Additional Revolving Credit Commitment, as the case may be, to be reallocated and the date of such reallocation.

          (b) The Additional Revolving Credit Commitments shall be available to the Company in addition to the Revolving Credit Commitments. Without limitation,
(i) the Company may borrow for its account under the Additional Revolving Credit Commitments to the same extent as it may utilize the Revolving Credit Commitments (subject to the same interest rate options, minimum borrowing and repayment amounts and maturities), provided that the aggregate principal amount of Additional Revolving Loans under the Additional Revolving Credit Commitments shall not exceed the Additional Revolving Credit Commitments, (ii) only the Additional Revolving Lenders shall have a Commitment under the Additional Revolving Credit Commitments, (iii) Swingline Loans and Letters of Credit are not available under the Additional Revolving Credit Commitments, (iv) the Company will issue Additional Revolving Notes in the appropriate amounts from time to time upon request of an Additional Revolving Lender in an amount equal to the Additional Revolving Credit Commitment of such Lender, and (v) the Additional Revolving Credit Lenders shall be entitled to the same rights and subject to the same obligations with respect to the Additional Revolving Credit Commitments as are the Revolving Lenders with respect to the Revolving Credit Commitments.

      2.28 Canadian Borrowers. Notwithstanding anything in this Agreement or in any Loan Document to the contrary, wherever in this Agreement or any Loan Document a representation or warranty, indemnity, covenant or other obligation is expressed to be given or made by or imposed upon either Canadian Borrower, such representation, warranty, indemnity, covenant or obligation shall in each case be understood not to impose on such Canadian Borrower any obligation to give financial assistance by way of loan, guarantee, the giving of security, the payment of money or otherwise within the meaning of Section 44 of the Canada Business Corporations Act (or the equivalent thereof in any similar provincial statute), to or for the benefit of any person other than the Company, Holdings or any other Person which is a parent company of such Canadian Borrower.

                                                                              49
                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

      Each of Holdings, the Canadian Borrowers and the Company represents and warrants to each of the Lenders and each Issuing Bank that:

      SECTION 3.01. ORGANIZATION, CORPORATE POWERS. Each of Holdings and each Restricted Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all requisite corporate or partnership power and authority, as applicable, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign entity to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate or partnership power and authority, as applicable, to execute, deliver and perform each of the Loan Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party. As of the Closing Date, none of Holdings or any Restricted Subsidiary of Holdings has any assets or business, or is a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed in Holdings' most recent report on Form 10-K as filed with the Securities and Exchange Commission on March 27, 1998.

      SECTION 3.02. AUTHORIZATION. The execution, delivery and performance of each of the Loan Documents, the borrowings hereunder and the consummation of the other transactions contemplated by any of the foregoing (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of any of Holdings and the Restricted Subsidiaries, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this Section, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any property or assets of Holdings or any subsidiary of Holdings, except for Liens created by the Pledge Agreement.

      SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Holdings and the Borrowers and constitutes, and each other Loan Document executed and delivered by any of Holdings, the Borrowers or the Subsidiary Guarantors constitutes, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3.04. [INTENTIONALLY OMITTED]

      SECTION 3.05. USE OF PROCEEDS. The Borrowers will use the proceeds of the Revolving Loans only for the purposes set forth in Section 5.08.

      SECTION 3.06. FEDERAL RESERVE REGULATIONS. (a) None of Holdings or any subsidiary of Holdings is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      (b) The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations T, U and X.

      SECTION 3.07. CAPITALIZATION OF THE COMPANY AND HOLDINGS. (a) The authorized capital stock of the Company consists of 2,000 shares of common stock, par value $1.00 per share ("COMPANY COMMON STOCK"), of which 1,000 shares will be issued and outstanding as of the Closing Date. All such outstanding shares of Company Common Stock are fully paid and nonassessable and, are owned beneficially and of record by Holdings, free and clear of all Liens and encumbrances whatsoever (other than the Lien of the Pledge Agreement). Except for the Pledge Agreement, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Company.

      (b) The authorized capital stock of Holdings consists of (i) 150,000,000 shares of Holdings Common Stock, of which approximately 65,500,000 shares will be issued and outstanding as of the Closing Date and (ii) 16,000,000 shares of preferred stock, par value $0.01 per share, of which no shares will be outstanding as of the Closing Date. On the Closing Date, all such outstanding shares of Holdings Common Stock will be fully paid and nonassessable. On the Closing Date, each Designated Person (or group of Designated Persons) will be the owner, beneficially and of record, of the number of shares of Holdings Common Stock specified on Schedule 3.07(b)(1). Except as provided in Schedule 3.07(b)(2) hereto, neither Holdings nor any Subsidiary is a party to any outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of Holdings.

          (c) The authorized capital stock of Collins & Aikman Canada consists of an unlimited number of common shares without par value ("C&A CANADA COMMON STOCK"), of which 612 shares will be issued and outstanding as of the Closing Date and an unlimited number of voting, nonparticipating preferred shares, no shares of which will be issued and outstanding as of the Closing Date. All such outstanding shares of C&A Canada Common Stock are fully paid and nonassessable and are owned directly or indirectly, beneficially and of record by the Company free and clear of all Liens and encumbrances whatsoever except Liens created by the Pledge Agreement.

          (d) The authorized capital stock of Collins & Aikman Plastics consists of an unlimited number of common shares without par value ("C&A PLASTICS COMMON STOCK"), of which 86,850 shares will be issued and outstanding as of the Closing Date and an unlimited number of voting, nonparticipating preferred shares, no shares of which will be issued and outstanding as of the Closing Date. All such outstanding shares of C&A Plastics Common Stock are fully paid and nonassessable and are owned directly or indirectly, beneficially and of record by the Company free and clear of all Liens and encumbrances whatsoever except Liens created by the Pledge Agreement.

      SECTION 3.08. PLEDGE AGREEMENT. The security interests created in favor of the Collateral Agent, for the benefit of the Lenders, under the Pledge Agreement will at all times constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities will be subject to no Liens or security interests of any other person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

      SECTION 3.09. FINANCIAL STATEMENTS. Holdings has heretofore furnished to each of the Lenders consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the fiscal years ended December 27, 1997 and December 28, 1996, certified by Arthur Andersen L.L.P., independent public accountants for Holdings. Such balance sheet and statement of income and cash flows present fairly the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis as of the dates and for the periods indicated. Neither Holdings nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. The financial statements referred to in this Section 3.09 have been prepared in accordance with GAAP applied on a consistent basis.

      SECTION 3.10. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, properties, assets, operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, since December 27, 1997.

      SECTION 3.11. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Company and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all their respective material properties and assets, except for minor defects in title and limitations on property interests that do not interfere with their respective ability to conduct their respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04.

      (b) Each of Holdings, the Company and the Significant Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not have a Material Adverse Effect. Each of Holdings, the Company and the Significant Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) Each of Holdings, the Company and the Significant Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 3.12. SUBSIDIARIES. (a) Schedule 3.12(a) sets forth as of the Closing Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein and whether such Subsidiaries are Significant Subsidiaries.

      (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of any subsidiary of Holdings, except for the Pledge Agreement or as provided in Schedule 3.12(b).

      SECTION 3.13. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as described in Holdings' Annual Report on Form 10-K for the fiscal year ended December 27, 1997, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of Holdings or the Borrowers, threatened against or affecting Holdings or any of its subsidiaries or any property or rights of Holdings or any of its subsidiaries as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Loan Documents or (iii) if adversely determined could materially adversely affect the Transactions.

      (b) None of Holdings or any of its Subsidiaries is in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The Borrowings hereunder, the use of the proceeds thereof as described in
Section 5.08 and the other Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject Holdings or any of its subsidiaries to any civil or criminal penalty or fine.

      SECTION 3.14. AGREEMENTS. (a) None of Holdings or any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (b) None of Holdings or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect. After giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

      SECTION 3.15. INVESTMENT COMPANY ACT. None of Holdings or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 3.16. PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.17. TAX RETURNS. Each of Holdings and its Subsidiaries has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes that are being contested in accordance with Section 5.03 and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings or one of its Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before December 27, 1997, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of Holdings and its Subsidiaries have been examined by relevant Federal tax authorities for all periods through January 25, 1992, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 3.17, as of the Closing Date, with respect to each of Holdings and its Subsidiaries, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

      SECTION 3.18. NO MATERIAL MISSTATEMENTS. (a) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or any of its Subsidiaries or Affiliates to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

      (b) All financial projections concerning Holdings and its Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings or any of its Subsidiaries or Affiliates, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Company to be reasonable.

      SECTION 3.19. EMPLOYEE BENEFIT PLANS. Each of Holdings and the Restricted Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of

                                                                             53
which to file would not result in a Material Adverse Effect and as of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings and the Restricted Subsidiaries or any of their ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $17,500,000 the value of the assets of such Plan on a termination basis. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

      SECTION 3.20. LABOR MATTERS. There are no strikes against Holdings or any of its Subsidiaries pending, other than any strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payment made to employees of Holdings and each of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings or such subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries (or any predecessor) is a party or by which Holdings or any of its subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

      SECTION 3.21. ENVIRONMENTAL MATTERS. (a) Except as disclosed in writing to the Administrative Agent, each Lender and the Issuing Bank prior to the date of this Agreement, which disclosed matters individually and in the aggregate are not reasonably expected by Holdings or the Company to have a Material Adverse Effect, (i) Holdings and each of its Subsidiaries has complied in all respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent of any failure so to comply which alone and together with other such failures is not reasonably expected to result in a Material Adverse Effect; (ii) none of Holdings or any Subsidiary of Holdings has received notice of any failure so to comply which alone or together with other such failures is reasonably expected to result in a Material Adverse Effect; and (iii) none of Holdings or any of its Subsidiaries manages, transports or stores any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any applicable regulations promulgated pursuant thereto or of any other applicable law where such violation is reasonably likely to result, individually or together with other violations, in a Material Adverse Effect.

      (b) Except with respect to matters that, individually and in the aggregate, Holdings and the Company reasonably believe would not have a Material Adverse Effect, as of the Closing Date: (i) the operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws and, to the knowledge of Holdings and the Borrowers after inquiry, no conditions exist (including at properties leased or subleased to third persons) which would subject Holdings or its Subsidiaries to damages, liabilities, penalties, injunctive relief or clean-up costs under any Environmental Law or which require or are reasonably likely to require any Remedial Action under any Environmental Law; (ii) each of Holdings and its Subsidiaries has obtained all Environmental Permits necessary for its operation or required by any Environmental Law, and all such Environmental Permits are in good standing, and none of Holdings or its Subsidiaries has been cited by a Governmental Authority for violating any terms or conditions of such Environmental Permits within the five-year period prior to the Closing Date; (iii) none of Holdings or its Subsidiaries is subject or a party to any Environmental Claim; (iv) with respect to present facilities and operations, none of Holdings or its Subsidiaries, or, to the knowledge of Holdings or the Borrowers, any predecessor of such persons, is subject to any outstanding written order or agreement with any Governmental Authority or private party respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law, or (C) any Environmental Claim; (v) to the knowledge of Holdings or the Borrowers, none of the operations of any of Holdings or its Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed;
(vi) none of Holdings or its Subsidiaries or, to the knowledge of Holdings or the Borrowers, any predecessor of such persons has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined under 40 C.F.R. Parts 260 through 270 (in effect as of the Closing Date) or any state equivalent, or reporting a Release of a Contaminant; (vii) to the knowledge of Holdings or the Borrowers except as permitted under any Environmental Law, none of Holdings or its Subsidiaries has experienced a Release of any Contaminant, and there has been no voluntary disposal, use, storage, recycling or treatment on, under or at any property of such person (or in tanks or other facilities thereon) of any Contaminant which, if known to be present on such property, or present in soils or groundwater, would require Remedial Action under any Environmental Law; and (viii) no Lien in favor of any Governmental Authority for (A) any liability under any Environmental Law or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been recorded with respect to any property of Holdings or any of its Subsidiaries. For purposes of this Section 3.21(b), "knowledge" means the actual knowledge of any Responsible Officer of Holdings or any Restricted Subsidiary, any officer of Holdings or any Restricted Subsidiary with responsibility for environmental compliance, or any plant or facilities manager with responsibility for overall management of such plant or facility of Holdings or any of its Subsidiaries.

      (c) Each of Holdings and its Subsidiaries reasonably believes that Holdings and its Subsidiaries on a consolidated basis have made adequate provision (in accordance with GAAP) for all damages, liabilities, penalties or costs that they reasonably expect to incur in connection with any Environmental Claim or any Remedial Action existing or, to the knowledge of Holdings or the Company, reasonably anticipated as of the date of this Agreement.

      SECTION 3.22. SOLVENCY. (a) The fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they mature. The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Transactions).

          (b) Upon consummation of the Transactions, the fair salable value of the assets of the Company and its subsidiaries taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries.

          (c) The assets of the Company and its subsidiaries taken as a whole do not, and upon consummation of the Transactions will not, constitute unreasonably small capital for the Company and its subsidiaries to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Company and its subsidiaries taking into account the particular capital requirements of the business conducted by the Company and each of its subsidiaries, and projected capital requirements and capital availability thereof.

          (d) The Company does not intend to, or intend to permit any of its subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Company and each of such subsidiaries, and of amounts to be payable on or in respect of debt of the Company and each of such subsidiaries.

      SECTION 3.23. ABSENCE OF CERTAIN RESTRICTIONS. No indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the incurrence of Indebtedness, the granting of Liens, the provision of Guarantees or the payment of dividends by subsidiaries of Holdings except for restrictions (a) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (i), (k),
(l), (r) or (t) of Section 6.04, to the extent that such restrictions apply only to the assets so encumbered and are imposed by the agreements under which such Liens were granted or (b) contained in agreements relating to Indebtedness permitted by Section 6.01.

      SECTION 3.24. NO FOREIGN ASSETS CONTROL REGULATION VIOLATION. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Company in a manner that would violate any thereof.

      SECTION 3.25. INSURANCE. Each of Holdings and the Restricted Subsidiaries carries and maintains with respect to its insurable properties insurance (including self insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damages occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

      SECTION 3.26. CERTAIN OTHER REPRESENTATIONS. All representations and warranties contained in any other Loan Document and made by any of Holdings or any of its Subsidiaries are true and correct as of the date made or deemed to have been made.

      SECTION 3.27. SENIOR DEBT. All payment obligations of the Company under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indenture), and all payment obligations of Holdings under the Loan Documents constitute Senior Guarantor Indebtedness (as defined in the Senior Subordinated Notes Indenture). This Agreement is the Credit Agreement as defined in the Senior Subordinated Notes Indenture.

      SECTION 3.28. YEAR 2000 COMPLIANCE. Except as disclosed in Holdings' filings with the Securities and Exchange Commission, the Company expects that the cost of ensuring that its computer systems are Year 2000 compliant should not have a material adverse effect on the Company and that its Year 2000 remediation will be substantially completed prior to any anticipated impact on its operations.


                                   ARTICLE IV.

                                   CONDITIONS

      The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

      SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans, Canadian Revolving Credit Loans are refinanced with new Canadian Revolving Credit Loans or Additional Revolving Credit Loans are refinanced with new Additional Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans, Canadian Revolving Credit Loans or Additional Revolving Credit Loans, as the case may be outstanding) as contemplated by Section 2.02(e), and on the date of each issuance or renewal of a Letter of Credit:

          (a)The Applicable Agent shall have received a notice of such Borrowing as required by Section 2.03, or the Applicable Agent and the applicable Issuing Bank shall have received a notice regarding the issuance or renewal of such Letter of Credit as required by Section 2.19(c), as applicable.

          (b)The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, issuance or renewal with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c)At the time of and immediately after such Borrowing, issuance or renewal no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

      SECTION 4.02.  CONDITIONS TO EFFECTIVENESS.  On the Closing Date:

          (a)Each Lender, if it so requests in accordance with subsection 2.04(e), shall have received a duly executed Revolving Credit Note, Tranche A Term Note and Tranche B Term Note and the Swingline Lender, if it so requests in accordance with subsection 2.04(e), shall have received a Swingline Note, in each case, complying with the provisions of Section
      2.04. Each Canadian Lender, if it so requests in accordance with subsection 2.04(e), shall have received a duly executed Canadian Revolving Credit Note, complying with the provisions of Section 2.04.

          (b)The Administrative Agent and the Canadian Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement of any out-of-pocket expenses referred to in Section 9.05 (to the extent that notice thereof is given to the Company prior to the Closing Date).

          (c)The Administrative Agent shall have received evidence satisfactory to it that the principal, interest, fees and all other amounts due and payable under Existing Credit Agreements shall have been repaid and the commitments therein terminated.

          (d)The Administrative Agent shall have received the favorable written opinions of (i) Cravath, Swaine & Moore, special counsel for Holdings and its subsidiaries (ii) Elizabeth R. Philipp, Esq., general counsel for Holdings and its subsidiaries and (iii) Stikeman Elliott, dated the Closing Date and addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent and covering the matters set forth in Exhibit D. In addition, the Administrative Agent shall have received the favorable written opinions of such local counsel with respect to legal matters relating hereto as the Administrative Agent may reasonably have requested, in such form and to such effect as shall be satisfactory to the Lenders and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent.

          (e)The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Borrower and of Holdings, certified as of a recent date by the Secretary of State of the state of its organization (or, in the case of the Canadian Borrowers, the Ministry of Consumer and Commercial Relations of the Province of Ontario), and a certificate as to the good standing (or the equivalent thereof) of each Borrower and of Holdings as of a recent date, from such Secretary of State (or, in the case of the Canadian Borrowers, the Ministry of Consumer and Commercial Relations of the Province of Ontario); (ii) a certificate of the Secretary or Assistant Secretary of each Borrower and of Holdings dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such entity as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the granting of the Liens thereunder and, in the case of a Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such entity have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such entity; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
      (ii) above; (iv) a certificate or equivalent documentation from the Secretary of State of each state (or, in the case of the Canadian Borrowers, the Ministry of Consumer and Commercial Relations of the Province of Ontario and the Inspector General of Financial Institutions of the Province of Quebec) in which any of the Borrowers or Holdings conducts material business or owns material assets as to the qualification of such entity to do business and its good standing in such state; and (v) such other documents as the Lenders or their counsel or Simpson Thacher & Bartlett, special counsel for the Administrative Agent, may reasonably request.

          (f)The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Holdings and the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (g)The Closing Date shall occur prior to June 30, 1998.

          (h)The Pledge Agreement shall have been duly executed by Holdings and each Restricted Subsidiary listed therein (the "PLEDGORS") and delivered to the Collateral Agent and shall be in full force and effect, all outstanding shares of capital stock of the Company and each other domestic subsidiary of any Pledgor, 65% of the outstanding shares of capital stock of each foreign subsidiary owned directly by any Pledgor and all intercompany obligations in excess of $10,000,000 held by a Pledgor and evidenced by notes, bonds or other instruments shall have been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and certificates representing such shares (unless such shares are non-certificated) and the instruments representing all such obligations shall be in the actual possession of the Collateral Agent.

          (i)The Collateral Agent shall have received each document (including Uniform Commercial Code financing statements) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first priority security interest in or lien on the Collateral that is the subject of the Pledge Agreement.

          (j)The Guarantee Agreement shall have been duly executed by Holdings and each other Guarantor and delivered to the Collateral Agent and shall be in full force and effect on such date.

          (k)The Intercreditor Agreement shall have been duly executed by each party thereto and shall be in full force and effect on such date.

          (l) All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Agents and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent.

          (m) Each Lender and the Administrative Agent shall have received the pro forma capitalization table of Holdings as of March 27, 1998, adjusted to give effect to the Transactions (as if the Transactions had occurred on such date and using assumptions believed by the Company to be reasonable). Such pro forma capitalization table is set forth in the Confidential Information Memorandum dated April 1998, prepared with respect to this Agreement.

          (n) The conditions precedent in Section 4.01 shall be satisfied on the Closing Date.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

      Each of Holdings and the Borrowers covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under or in respect of any Loan Document or Letter of Credit shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrowers will, and will cause each of the Restricted Subsidiaries to:

      SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.08 and except for the liquidation or dissolution of Restricted Subsidiaries (other than Significant Subsidiaries) if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a wholly owned Restricted Subsidiary in such liquidation or dissolution; PROVIDED that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

      (c) Without limiting the generality of the provisions of Section 5.01(b), each of Holdings and the Borrowers shall (i)(A) undertake reasonable efforts to comply, and to cause each Subsidiary to comply, in all material respects with all Environmental Laws and any order, decree or similar requirements of any Governmental Authority concerning (1) a material violation of any Environmental Law, (2) a financial contribution by Holdings or any of its Subsidiaries under any Environmental Law or (3) a Remedial Action by or on the part of Holdings or any of its Subsidiaries under any Environmental Law and (B) undertake reasonable efforts to remedy and to cause each of its Subsidiaries to remedy, as soon as reasonably practicable, any material violation of Environmental Laws, except in any case that compliance or remedy shall not be required insofar as any failure to undertake such efforts cannot reasonably be expected by Holdings, the Canadian Borrowers or the Company to have a Material Adverse Effect, or so long as (x) the validity of the same shall be contested diligently and in good faith,
(y) the subject property does not contain a material plant or other facility or shall then be in no danger of being sold, forfeited or lost pursuant to such contest and (z) reserves have been established in accordance with GAAP by Holdings or such subsidiary in connection therewith; and (ii) undertake reasonable efforts to require and to cause each of its subsidiaries to require, to the extent practicable and appropriate, that a lease for any renewing or new tenant contain terms substantially equivalent to those of clause (i) above.

      SECTION 5.02. INSURANCE. Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including insurance against fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

      SECTION 5.03. TAXES. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or any Restricted Subsidiary, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings or one of the Restricted Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

      SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, AMENDMENTS, ETC. In the case of Holdings, furnish to the Administrative Agent for distribution to each Credit Agreement Creditor (with sufficient copies for each Credit Agreement Creditor).

          (a)within 90 (or, in the case of clause (ii) below, 105) days after the end of each fiscal year consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and (ii) unless Carcorp, Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal year and the results of their operations during such year, audited in the case of clause (i) above by Arthur Andersen LLP or other independent public accountants of recognized national standing (who shall be reasonably acceptable to the Administrative Agent) and accompanied by (1) in the case of clause (i), an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP and (2) a certificate of a Financial Officer certifying that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP consistently applied (except as disclosed in such certificate, in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

          (b)within 45 (or, in the case of clause (ii) below, 60) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and (ii) unless Carcorp., Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with GAAP) consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent), subject to normal year-end audit adjustments;

          (c)concurrently with any delivery of financial statements under (a) or
      (b) above, a certificate (a "COMPLIANCE CERTIFICATE") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit E if delivered by a Financial Officer) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14 and 6.16 showing the Applicable Level;

          (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a) and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and (b) above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

          (e)promptly after the same become publicly available, copies of all periodic reports and proxy statements and, to the extent requested by the Administrative Agent, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

          (f)within 90 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year;

          (g)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as any Credit Agreement Creditor, acting through the Administrative Agent, may reasonably request;

          (h)promptly, a copy of any amendment or waiver of any provisions of any agreement which amendment or waiver is described in Section 6.10 or 6.11;

          (i)promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of Holdings and its Subsidiaries therein; and concurrently with the delivery of financial statements under (a) or (b) above, a description of the Investments in Unrestricted Subsidiaries made during the fiscal quarter ending on the date of such financial statements and the amount thereof; PROVIDED, that with respect to the Subordinated Notes owed by Carcorp, Inc. under the receivables financing facility (the "Sub Notes"), the Company shall not be required to report any changes in the outstanding principal amount of the Sub Notes, unless the aggregate outstanding principal amount of such Sub Notes exceeds $75,000,000;

          (j)if requested by the Administrative Agent, within 105 days following the end of any fiscal year of any Unrestricted Subsidiary, a balance sheet and related statements of income and cash flow for such Unrestricted Subsidiary at the end of and for such fiscal year; and

          (k)promptly, a copy of all reports submitted in connection with any interim or special audit made by independent accountants of the books of Holdings or any of its Subsidiaries.

      SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to each Credit Agreement Creditor prompt written notice of the following:

          (a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b)the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

          (c)any development specific to Holdings and its Subsidiaries and not otherwise publicly disclosed known to a Responsible Officer that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

      SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to each Credit Agreement Creditor
(i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company, any Guarantor or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company, any Guarantor or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice the Company or any Guarantor or any of their ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Company, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company, any Guarantor or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

      SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to visit and inspect the financial records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to discuss the affairs, finances and condition of Holdings or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

      SECTION 5.08. USE OF PROCEEDS. (a) Use the proceeds of Loans for general corporate purposes (including to make Permitted Business Acquisitions and Investments under Section 6.07(l)); provided no Revolving Loans or Foreign Subsidiary Letters of Credit shall be used to finance any portion of a Permitted Business Acquisition unless immediately after giving effect thereto the unused Revolving Credit Commitments are at least $30,000,000.

      (b) Use Letters of Credit (other than Foreign Subsidiary Letters of Credit) solely for general corporate purposes in the ordinary course of business of the applicable Borrower and its subsidiaries; and use Foreign Subsidiary Letters of Credit to support Indebtedness of Foreign Restricted Subsidiaries permitted under subsection 6.01(r).

      SECTION 5.09. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC financing statements, mortgages and deeds of trust), which may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.04) of the security interests created or intended to be created pursuant to the Pledge Agreement. In addition, from time to time, Holdings and the Restricted Subsidiaries will, at their cost and expense, subject to the obtaining of any required regulatory authorizations (which Holdings and the Company agree to use their best efforts to obtain) promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an Unrestricted Subsidiary or of a foreign subsidiary or, to the extent prohibited by the terms of the JPS Automotive Senior Notes Indenture, of JPS Automotive) be pledged pursuant to the Pledge Agreement, provided that no more than 65% of the capital stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.09, and (ii) such subsidiary will (unless such subsidiary is an Unrestricted Subsidiary or a foreign subsidiary or, to the extent prohibited by the terms of the JPS Automotive Senior Notes Indenture, JPS Automotive or any of its subsidiaries) become a party to the Guarantee Agreement (including JPS Automotive upon repayment or redemption in full of the JPS Automotive Senior Notes). All such security interests and Liens will be created under the Pledge Agreement and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings and the Restricted Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.09. Holdings and the Restricted Subsidiaries agree to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

      SECTION 5.10. CHANGE IN OWNERSHIP. In the case of Holdings, own directly at all times, legally and beneficially, 100% of the capital stock of the Company, free of Liens except Liens in favor of the Collateral Agent; and, in the case of Company, own (a) directly at all times, legally and beneficially, 100% of the capital stock of the Finance Subsidiary free of Liens except Liens in favor of the Collateral Agent and (b) directly or indirectly at all times, legally and beneficially, 100% of the capital stock of the Canadian Borrowers free of Liens except Liens, if any, in favor of the Collateral Agent.

      SECTION 5.11. FISCAL YEAR; ACCOUNTING. In the case of each of Holdings and its subsidiaries, cause its respective fiscal year to end on the last Saturday in December (except that the fiscal year end may vary for any foreign subsidiary domiciled in a jurisdiction that prohibits such last Saturday year end).

      SECTION 5.12. DIVIDENDS. In the case of the Company, permit its subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations.

      SECTION 5.13.  [INTENTIONALLY OMITTED]

      SECTION 5.14. CORPORATE SEPARATENESS. Cause the management, business and affairs of each of Holdings and the Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from each other and the Restricted Subsidiaries.

      SECTION  5.15.  BUSINESS  OF  RESTRICTED  SUBSIDIARIES.  Not  permit any
material   portion  of  the  business  and   activities   of  the   Restricted
Subsidiaries to be performed and conducted by the Unrestricted Subsidiaries.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

      Each of Holdings and the Borrowers covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or any monetary Obligation shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings, and the Borrowers will not, and will not cause or permit any Restricted Subsidiary to:

      SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

          (a)Indebtedness of the Company and the Restricted Subsidiaries for borrowed money in an amount not to exceed $35,000,000 under agreements existing on the date of this Agreement and set forth in Schedule 6.01 and other Indebtedness existing on the Closing Date, but not any extensions, renewals or refinancings of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and
      (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced or extended (provided that such Indebtedness permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

          (b)Indebtedness of the Company consisting of contingent liabilities arising from indemnities and other contractual obligations of the Company existing from the sale of properties prior to the date hereof by Holdings and the Company and their predecessors;

          (c)So long as immediately after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing, Permitted Subordinated Indebtedness and unsecured subordinated Guarantees of such Permitted Subordinated Indebtedness;

          (d)Indebtedness of (i) the Company to any subsidiary of the Company evidenced, if the amount of such Indebtedness owing to a Domestic Restricted Subsidiary (other than an Inactive Subsidiary, unless requested by the Administrative Agent) exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (ii) any Domestic Restricted Subsidiary to the Company evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (iii) any Domestic Restricted Subsidiary to any other Restricted Subsidiary evidenced, if the amount of such Indebtedness owing to a Domestic Restricted Subsidiary (other than an Inactive Subsidiary, unless requested by the Administrative Agent) exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (iv) any Foreign Restricted Subsidiaries to the Company or to any other Domestic Restricted Subsidiary in an aggregate principal amount, together with Investments under Section 6.07(l), Permitted Acquisition Indebtedness under 6.01(l) and Indebtedness outstanding under Section 6.01(k) and (r), not at any time in excess of $225,000,000 (which amount shall include approximately $36,000,000 of Indebtedness outstanding on the Closing Date) PLUS the Foreign Currency Fluctuation Amount and evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement if the outstanding amount of such Indebtedness exceeds $10,000,000 in the aggregate, (v) Holdings to Company, in an amount not greater than $6,000,000 at any time,
      (vi) Collins & Aikman Plastics, to any Domestic Restricted Subsidiary in an aggregate principal amount not to exceed $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement and (vii) any Foreign Restricted Subsidiary to any other foreign Subsidiary;

          (e)Capital Lease Obligations and Purchase Money Indebtedness incurred by the Company (or any other Restricted Subsidiary in the case of Purchase Money Indebtedness incurred), together with Indebtedness under clause (o) below, not in excess of $30,000,000 in the aggregate at any time outstanding prior to or within 270 days after a Capital Expenditure permitted under Section 6.03 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced (provided that such Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom).

          (f)Capital Lease Obligations incurred by the Company or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.06;

          (g)Indebtedness of the Company and its subsidiaries in the nature of Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

          (h)Indebtedness of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Indebtedness of a Restricted Subsidiary in connection with the merger of such Restricted Subsidiary with or into the assuming Restricted Subsidiary or the purchase of all or substantially all the assets of such other Restricted Subsidiary;

          (i)Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances, letters of credit and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (j)Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

          (k)(i) Indebtedness of a Restricted Subsidiary acquired after the date hereof, (ii) indebtedness of a Restricted Subsidiary of the Company incurred after the date hereof in connection with an acquisition, and
      (iii) Indebtedness of a corporation merged or consolidated with or into a Restricted Subsidiary after the date hereof, which Indebtedness exists at the time of such acquisition, merger or consolidation (whether or not created in contemplation of such event) and such acquisition, merger or consolidation is permitted by this Agreement; PROVIDED that the aggregate principal amount of Indebtedness under this clause (k) shall not exceed $225,000,000 plus the Foreign Currency Fluctuation Amount less (a) outstanding Indebtedness under paragraph (l) below, (b) any outstanding Indebtedness under Section 6.01(d)(iv), (c) Investments under 6.07(l) and
      (d) Indebtedness outstanding under Section 6.01(r);

          (l)Indebtedness of the Company incurred after the date hereof, which Indebtedness is created or incurred in connection with any Permitted Business Acquisition; provided that the aggregate principal amount of Indebtedness which may be created or incurred under this paragraph (l) together with (i) any outstanding Indebtedness under Section 6.01(d)(iv),
      (ii) any outstanding Indebtedness under Section 6.01(k), (iii) Investments under Section 6.07(l) and (iv) Indebtedness outstanding under Section 6.01(r), shall not exceed $225,000,000 PLUS the Foreign Currency Fluctuation Amount;

          (m)Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

          (n)(i) Indebtedness represented by the Loans, the Letters of Credit and the Guarantees thereof by the Guarantors pursuant to the Guarantee Agreement and (ii) Indebtedness represented by the Guarantees of Indebtedness permitted under clause (l) above by the Guarantors pursuant to the Guarantee Agreement;

          (o)other Capital Lease Obligations of the Restricted Subsidiaries in an aggregate principal amount at any time outstanding, together with Indebtedness of Restricted Subsidiaries of the Company outstanding under clause (e) above, not in excess of $30,000,000;

          (p)other unsecured Indebtedness of the Company and the Canadian Borrowers in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and unsecured Guarantees by the Company of any Indebtedness of the Canadian Borrowers incurred in accordance with this clause (p);

          (q)other Indebtedness of the Company or any other Restricted Subsidiary together with Indebtedness listed on Schedule 6.01 (as such Indebtedness may be refinanced as permitted by Section 6.01(a)) in an aggregate principal amount outstanding at any time not to exceed $35,000,000 and unsecured Guarantees by the Company of any Indebtedness of any Restricted Subsidiary incurred in accordance with this clause (q);

          (r)other Indebtedness of Foreign Restricted Subsidiaries denominated in dollars or in Foreign Currencies in an aggregate outstanding amount at any one time not to exceed the Dollar Equivalent Amount of, together with Permitted Acquisition Indebtedness under Section 6.01(l), Investments under Section 6.07(l) and outstanding Indebtedness under Section 6.01(d)(iv) and Section 6.01(k), $225,000,000 PLUS the Foreign Currency Fluctuation Amount and unsecured Guarantees by the Company of any Indebtedness of any Foreign Restricted Subsidiary incurred in accordance with this paragraph (r);

          (s)Indebtedness of Foreign Restricted Subsidiaries incurred for the purpose of financing working capital in an aggregate outstanding amount at any one time not to exceed the Dollar Equivalent Amount of $60,000,000 PLUS the Foreign Currency Fluctuation Amount and unsecured Guarantees made by the Company of any Indebtedness of any Foreign Restricted Subsidiary incurred in accordance with this paragraph (s);

          (t)Indebtedness evidenced by the JPS Automotive Senior Notes; and

          (u)all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (t) above.

      SECTION 6.02. DIVIDENDS AND DISTRIBUTIONS. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any cash, property, securities or combination thereof amount for any such purpose; PROVIDED, HOWEVER, that:

          (a) any Subsidiary may declare and pay dividends or make other distributions to the Company or to wholly owned Restricted Subsidiaries;

          (b) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may pay dividends in cash on its common stock or preferred stock or may redeem, purchase, retire or otherwise acquire for value its common stock or preferred stock PROVIDED that the sum of such dividends and consideration paid for such redemptions, purchases, retirements and other acquisitions in any fiscal year shall not exceed $12,000,000;

          (c) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Dividend Condition shall have been met, Holdings may pay dividends in cash on its common stock or any preferred stock and may redeem, purchase, retire or otherwise acquire for value its common stock or any preferred stock in an amount not to exceed in the aggregate for all such transactions from April 28, 1996 50% of cumulative Net Income from April 28, 1996 through the last day of the most recently ended fiscal quarter;

          (d)if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of Holdings and options therefor of employees and directors of Holdings and the Restricted Subsidiaries PROVIDED that (i) no such repurchase may be made unless Holdings is obligated to do so at the time of repurchase pursuant to contractual agreements between Holdings and the applicable officer or director and (ii) the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the Company) received by Holdings from the sale or issuance of its capital stock or options therefor to officers and directors of Holdings and the Restricted Subsidiaries after the Closing Date;

          (e)the Company may pay dividends or make other distributions to Holdings in amounts sufficient to allow Holdings to pay (i) Permitted Tax Payments and state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of its business, (ii) the dividends, other consideration (for redemptions, purchases, retirements and other acquisitions of common stock and preferred stock) and other amounts contemplated by clauses (b) and (c) above; PROVIDED that dividends paid to Holdings pursuant to this clause (ii) in order to permit Holdings to pay dividends are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings, (iii) the repurchase price for the capital stock and options therefor of Holdings contemplated by clause (d) above provided that such dividends pursuant to clause (iii) are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings and (iv) the amount of any Investment in an Unrestricted Subsidiary if the Company and the Restricted Subsidiaries could have made such Investment in Unrestricted Subsidiaries pursuant to Section 6.07 (l) (but on the assumption that the Company could otherwise invest in such Unrestricted Subsidiary); PROVIDED that such dividends pursuant to clause (iv) are used by Holdings for such purpose within 20 days of receipt of such dividends by Holdings; PROVIDED FURTHER that no dividend may be paid to Holdings pursuant to clause (ii) or (iii) or (iv) if at the time of such dividend or after giving effect thereto a Default or Event of Default shall have occurred and be continuing;

          (f)the foregoing shall not prohibit the ESOP Investment or employee-directed purchases of Holdings stock pursuant to any employee benefit plan; and

          (g)Holdings and the Restricted Subsidiaries may declare and pay dividends and make other distributions or may redeem, repurchase or otherwise acquire for value Holdings Common Stock in the aggregate in amounts equal to the Available Wallcoverings Proceeds.

      SECTION 6.03. CAPITAL EXPENDITURES. Permit Capital Expenditures of the Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:

      FISCAL YEAR                                     AMOUNT

          1998                                     $85,000,000
          1999                                      80,000,000
          2000                                      80,000,000
          2001                                      80,000,000
          2002                                      80,000,000
          2003                                      80,000,000
          2004                                      80,000,000
          2005                                      80,000,000

      PROVIDED, HOWEVER, that (i) to the extent Capital Expenditures made in any fiscal year are less than the amount set forth above opposite such fiscal year, Restricted Subsidiaries shall be permitted to carry forward the unused amount to the succeeding fiscal years (and, in the case of the 1998 fiscal year, Restricted Subsidiaries shall be permitted to carry forward the unused amount permitted under the Existing Credit Agreements for the 1997 fiscal year) so long as such aggregate Capital Expenditures in any fiscal year do not exceed $130,000,000; (ii) Capital Expenditures may not be made by Holdings; and (iii) Capital Expenditures that are refinanced with Sale and Lease-Back Transactions within 270 days of acquisition which result in Operating Leases shall be deemed not to be Capital Expenditures.

      SECTION 6.04. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

          (a)Liens on property or assets of the Restricted Subsidiaries existing on the date of this Agreement and, in the case of Liens securing Indebtedness for borrowed money, set forth in Schedule 6.04; PROVIDED that such Liens shall secure only those obligations which they secure on such date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and do not subsequently apply to any other property or assets of Holdings or any Restricted Subsidiary;

          (b)any Lien on any property or asset used by a Restricted Subsidiary in the ordinary course of business, which Lien existed prior to the acquisition thereof by such subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and
      (ii) such Lien does not apply to any other property or assets of any other Restricted Subsidiary;

          (c) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(k), PROVIDED that such Lien does not apply to any other property or assets of Holdings or any Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

          (d)Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes for property that the Company or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

          (e)carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (f)pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (g)deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h)zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any Restricted Subsidiary;

          (i)purchase money security interests in real property, improvements thereto or equipment acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including without limitation, the interests of vendors and lessors under conditional sale and title retention agreements); PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are Capital Expenditures permitted under Section 6.03 and (v) such security interests do not apply to any other property or assets of any Restricted Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

          (j)Liens created in favor of the Collateral Agent for the benefit of the Secured Parties;

          (k)Liens securing reimbursement obligations in respect of commercial letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

          (l)Liens arising out of capitalized or operating lease transactions permitted under Section 6.06, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of Holdings and the Restricted Subsidiaries in any material respect;

          (m)any Lien on assets of a person securing Indebtedness of such person permitted by Section 6.01(q) or Section 6.01(s);

          (n)any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, PROVIDED that the liability of Holdings and the Restricted Subsidiaries with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Company (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $10,000,000;

          (o)any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

          (p)Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

          (q) Liens securing judgements for the payment of money in an aggregate amount not in excess of $10,000,000 (to the extent not covered by insurance) which judgements shall not be undischarged or stayed for a period of more than 30 consecutive days;

          (r)the replacement, extension or renewal of any Lien permitted by clause (b), (c) or (i) above, PROVIDED that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and PROVIDED FURTHER that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

          (s)other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $25,000,000 at any time;

          (t)Permitted Receivables Financings; and

          (u) Liens representing the pledge of equity interests in joint ventures to secure call options with joint venture partners and to finance such joint ventures, provided that the aggregate amount of investment in such equity interests does not exceed $25,000,000.

      SECTION 6.05. PRIORITY OF LOAN PAYMENTS. (a) Until the Commitments have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of any Permitted Subordinated Indebtedness or directly or indirectly prepay any Permitted Subordinated Indebtedness prior to the stated maturity date of such Permitted Subordinated Indebtedness, make any payment or prepayment of any Permitted Subordinated Indebtedness which would violate the terms of this Agreement or of such Permitted Subordinated Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of the Permitted Subordinated Indebtedness or any subordination agreement applicable to such Permitted Subordinated Indebtedness.

      (b) Until the Commitments have been terminated and the Obligations have been paid in full, repay any Funded Debt of Holdings and the Restricted Subsidiaries except:

             (i)  the Obligations;

             (ii) payments of Funded Debt made in conformity with the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

             (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section 6.01;

             (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted Subsidiary of its Funded Debt acquired in connection with a Permitted Business Acquisition;

             (v) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of up to $10,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries; and

          (vi) prepayment of Indebtedness permitted under Section 6.01(k) and
      (t) and under Section 6.01(u) to the extent relating to Section 6.01(k) and (t); and

          (vii) prepay, purchase or redeem the Senior Subordinated Notes with amounts otherwise permitted for payments under Sections 6.02(b), (c) and
      (g); PROVIDED that any such payments under Section 6.02(b), (c) and (g) are accordingly reduced.

      SECTION 6.06. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby Holdings or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), other than any Sale and Lease-Back Transaction which involves a sale by the Company or a Restricted Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arms'-length transaction and which (a) results in a Capital Lease Obligation or an Operating Lease, in either case entered into to finance a Capital Expenditure permitted by Section 6.03 consisting of the initial acquisition by such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, PROVIDED that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an Operating Lease entered into for any other purpose (provided that any such Sale and Lease-Back Transaction in reliance upon this clause (b) shall be deemed to be a Prepayment Event).

      SECTION 6.07. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "INVESTMENT"), any other person, except:

          (a)Permitted   Investments  and  Investments   that  were  Permitted
      Investments when made;

          (b)Investments by Holdings in the Company, Investments by a Restricted Subsidiary in a Domestic Restricted Subsidiary and Investments by Foreign Restricted Subsidiaries in other Foreign Restricted Subsidiaries;

          (c)Investments arising out of the receipt of noncash consideration for the sale of assets permitted under Section 6.08 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement;

          (d)intercompany loans permitted to be incurred as Indebtedness under Section 6.01(d);

          (e)Investments by a wholly-owned Restricted Subsidiary constituting Permitted Business Acquisitions;

          (f)(i) loans and advances to employees of any Restricted Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

          (g)accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (h)an Investment by the Company or any of the Restricted Subsidiaries in any Finance Subsidiary that the Company is incorporating, but only to the extent necessary to incorporate such Finance Subsidiary and acquire its capital stock and subordinated indebtedness in connection with sales of receivables, all with the minimum capitalization necessary;

          (i)investments, other than investments listed in clauses (a) through
      (h) of this Section, existing on the Closing Date and set forth on
      Schedule 6.07;

          (j)the ESOP Loans;

          (k)Investments the sole consideration for which by Holdings and the Restricted Subsidiaries is capital stock of Holdings PROVIDED that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

          (l)if no Default or Event of Default exists immediately before or after giving effect to such Investment, other Investments, including joint ventures, and Investments in Unrestricted Subsidiaries, PROVIDED that (i) the consideration for all such Investments described in this paragraph (l) (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time, together with the amount of outstanding intercompany loans under Section 6.01(d)(iv), Permitted Acquisition Indebtedness under Section 6.01(l) and outstanding Indebtedness under Section 6.01(k) and Section 6.01(r), $225,000,000 PLUS the Foreign Currency Fluctuation Amount in the aggregate and (ii) the consideration for Investments in Unrestricted Subsidiaries (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $75,000,000 in the aggregate;

          (m) Investments  resulting from pledges and deposits  referred to in
      Section 6.04(f); and

          (n) payments permitted under Section 6.05(b)(vi) and (vii).

None of Holdings and the Restricted Subsidiaries may make any Investment in Unrestricted Subsidiaries except as described in the definition of "Unrestricted Subsidiaries" set forth in Section 1.01.

      SECTION 6.08. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.08 shall not prohibit:

          (a)the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

          (b)Sale and Lease-Back Transactions permitted by Section 6.06;

          (c)Permitted Business Acquisitions;

          (d)sales, leases or transfers from one Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary or from the Company to a Domestic Restricted Subsidiary, provided any sale, lease or transfer by a Domestic Restricted Subsidiary to a Foreign Restricted Subsidiary shall not constitute a significant portion of the assets of such Domestic Restricted Subsidiary;

          (e)sales, leases or other dispositions of (i) inventory of the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful or necessary in the operation of the businesses of the Restricted Subsidiaries and (ii) assets of operations that were discontinued prior to the Closing Date;

          (f)any Permitted Receivables Financing;

          (g)sales, leases or other dispositions of equipment or real property of the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful or necessary in the operation of the business of the Restricted Subsidiaries, PROVIDED that the Net Proceeds thereof in excess of $5,000,000 shall be used to prepay the Tranche A Term Loans, the Tranche B Term Loans and, if applicable, the Tranche C Term Loans, in accordance with Section 2.12(e) or used to purchase replacement assets or properties used for the same purpose as the equipment or real property disposed of within 12 months of the receipt thereof;

          (h)any Restricted Subsidiary may merge with any other Restricted Subsidiary, provided that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Company shall be the surviving corporation of any merger involving the Company, and a Canadian Borrower shall be the surviving corporation of any merger involving such Canadian Borrower and
      (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a Domestic Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation;

          (i)the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of $300,000,000, provided that (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Company to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; PROVIDED, HOWEVER, that obligations of the type referred to in clauses (a) and (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) (a) if the aggregate Net Proceeds of all such sales and dispositions since the Closing Date under this clause (i) exceed $20,000,000 then such Net Proceeds are either applied to the purchase of assets or properties used in the business of the Company and its Restricted Subsidiaries as permitted by Section 6.12 within 12 months of the receipt thereof or are applied to repay the Tranche A Term Loans, the Tranche B Term Loans and, if applicable, the Tranche C Term Loans in accordance with Section 2.12(g) and (b) if the aggregate Net Proceeds of all such sales and dispositions since the Closing Date under this clause (i) exceed $100,000,000 then such excess Net Proceeds are applied to repay the Tranche A Term Loans, the Tranche B Term Loans and, if applicable, the Tranche C Term Loans in accordance with Section 2.12(g) and (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale. Upon receipt by Holdings or any Restricted Subsidiary of Net Proceeds of any Specified Asset Sale occurring after the Closing Date, Company shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Proceeds which Company and its subsidiaries expect to reinvest in replacement assets or property during the subsequent 12-month period which are not required to be applied to the repayment of the Tranche A Term Loans, the Tranche B Term Loans and, if applicable, the Tranche C

      Term Loans. On the first anniversary of the receipt of such Net Proceeds, Company shall (i) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually reinvested in replacement assets or property during the preceding 12-month period and (ii) deliver to the Administrative Agent, for application in accordance with Section 2.12(e), an amount equal to the remaining uninvested Net Proceeds; and

          (j)Investments permitted by Section 6.07;

      Notwithstanding anything in this Section 6.08, Holdings and its subsidiaries shall not be permitted to sell any JPS Automotive Senior Notes held by them (except for sales to Restricted Subsidiaries).

      SECTION 6.09. TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates (including Unrestricted Subsidiaries but excluding Restricted Subsidiaries) or any known holder of 10% or more of any class of capital stock of Holdings or any Unrestricted Subsidiary, except that Holdings or any of the Restricted Subsidiaries may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to each than would prevail on an arm's-length basis from unrelated third parties; PROVIDED that Holdings and the Restricted Subsidiaries may not pay any fees to an Affiliate (including an Unrestricted Subsidiary) for the provision of financial or advisory services if after giving effect thereto a Default or Event of Default shall have occurred and is continuing.

      SECTION 6.10. SUBORDINATED INDEBTEDNESS. Amend or modify any instruments, agreements or documents evidencing or related to any Permitted Subordinated Indebtedness or designate any Indebtedness (other than Indebtedness incurred hereunder) "Designated Senior Indebtedness" under the Senior Subordinated Notes, unless, in the judgement of the Required Lenders, any such amendment or modification or designation does not substantially affect either the rights or security interests granted to the Credit Agreement Creditors or the Collateral Agent or the first and superior position of the Obligations owed to the Credit Agreement Creditors relative to the second and inferior position of the holders of the notes or other instruments evidencing the Permitted Subordinated Indebtedness (without limiting the generality of the foregoing, it is understood that any increase in interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Required Lenders).

      SECTION 6.11. AMENDMENT OF CONSTITUTIVE DOCUMENTS; CHANGE IN CORPORATE STRUCTURE. (i) Permit any amendment or modification to be made to the certificate of incorporation or By-laws of Holdings or of any Restricted Subsidiary if such amendment or modification is materially adverse to the interests of the Lenders or (ii) permit any Restricted Subsidiary to issue any capital stock or other equity interest to any person other than the Company or its wholly owned subsidiaries.

      SECTION 6.12. BUSINESS OF HOLDINGS AND RESTRICTED SUBSIDIARIES. (a) Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated (other than as contemplated herein) if such failure would materially adversely affect the Credit Agreement Creditors; PROVIDED, HOWEVER, that the activities of Holdings shall be limited to (i) the ownership of the stock of the Company together with activities directly related thereto, (ii) the ownership of the stock of Unrestricted Subsidiaries described in clause (ii) of the definition of such term set forth in Section 1.01 together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents and (iv) actions required by law to maintain its status as a public company.

      SECTION 6.13. RESTRICTIVE AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the granting of Liens, the provision of Guarantees or the payment of dividends or the making of loans or advances or transfers of property or assets by Holdings or any of the Restricted Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens permitted under clauses (b), (i), (k), (l), (r) or (t) of Section 6.04 or (ii) contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate, (iii) contained in agreements relating to Indebtedness permitted by
Section 6.01 or (iv) on the granting of pledges with respect to the Company's ownership interest in joint ventures contained in any joint venture documentation.

      SECTION 6.14. INTEREST COVERAGE RATIO. In the case of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

                    QUARTER ENDING:                RATIO:

              Closing Date - December 1998      2.25 to 1.00
              January 1999 - December 1999      2.50 to 1.00
              January 2000 - December 2000      2.75 to 1.00
              January 2001 and thereafter       3.00 to 1.00


     SECTION 6.15. [Intentionally Omitted]

     SECTION 6.16. LEVERAGE RATIO. In the case of Holdings, permit the Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

                               QUARTER ENDING:         RATIO:

                  Closing Date - December 1998   4.25 to 1.00
                  January 1999 - December 1999   4.00 to 1.00
                  January 2000 and thereafter    3.75 to 1.00

     [Intentionally Omitted]

     SECTION 6.18. TAX SHARING. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries that have entered into the existing Tax Sharing Agreements).

     SECTION 6.19. SIGNIFICANT SUBSIDIARIES. Permit the Significant Subsidiaries to account for less than 85% of the consolidated assets of Holdings at any time or 90% of the consolidated EBITDA of Holdings for any two consecutive periods of four fiscal quarters.

     SECTION 6.20. INACTIVE SUBSIDIARIES. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.



                                  ARTICLE VII.

                                EVENTS OF DEFAULT

      In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

          (a)any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c)default shall be made in the payment of any interest on any Loan or reimbursement of any Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d)default shall be made in the due observance or performance by Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section 2.12(e), 5.01(a), 5.05(a), 5.08 or 5.10 or in Article VI;

          (e)default shall be made in the due observance or performance by Holdings or any subsidiary thereof of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days in the case of Sections 5.01(b), 5.02, 5.09 and 5.13 and 15 days in the case of all others, in each case after notice thereof from the Administrative Agent or any Lender to the Company;

          (f)Holdings, any Restricted Subsidiary or any Significant Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $10,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or a termination event or comparable event shall occur under the documents governing the Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary to stop funding the purchase of receivables of all sellers of receivables to the Finance Subsidiary;

          (g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or Holdings or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary or (iii) the winding-up or liquidation of the Company or Holdings or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h)the Company or Holdings or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                                                                              75
          (i)one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) shall be rendered against Holdings, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

          (j)a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Company, any Guarantor or any of their ERISA Affiliates to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii), the Administrative Agent shall have notified the Company in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (k)(i) the Company, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Company, any Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 in any year;

          (l)the Company, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company, the Guarantors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000;

          (m)there shall have occurred a Change in Control;

          (n)(i) any Loan Document shall for any reason be asserted by Holdings or any of its subsidiaries not to be a legal, valid and binding obligation of the respective parties thereto, (ii) any security interest or Lien purported to be created by the Pledge Agreement and to extend to assets which are not immaterial to Holdings and its subsidiaries on a consolidated basis shall for any reason (except to the extent resulting from the negligent or wilful failure of the Collateral Agent to retain possession of the applicable collateral) cease to be, or any security interest or Lien purported to be created by the Pledge Agreement and to extend to any assets of Holdings or its subsidiaries shall for any reason be asserted by Holdings or any of its subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan Documents) in such collateral (other than cash proceeds which are not identifiable proceeds) or (iii) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Permitted Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

          (o)the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Restricted Subsidiaries and the sale of such receivables and activities incidental thereto;
then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agents, as the case may be, may, and at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower or described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII.

                                     AGENTS

      In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder or the Issuing Bank, as applicable, and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents (including the power to execute and deliver the Intercreditor Agreement if and when requested to do so by any holders of any Permitted Acquisition Indebtedness), together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by a Borrower pursuant to this Agreement as received by the Administrative Agent. In acting as Collateral Agent The Chase Manhattan Bank shall be entitled to the rights and benefits, and subject to the obligations, set forth for the Administrative Agent under this Article VIII, MUTATIS MUTANDIS, which Article is hereby incorporated by reference, MUTATIS MUTANDIS, in each of the Guarantee Agreement and the Pledge Agreement.

      Neither the Administrative Agent nor any Issuing Bank nor any of their respective affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04.

The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor the Issuing Banks nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Administrative Agent, by any Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative Agent, to any Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender or any Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Administrative Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      The Lenders hereby acknowledge that neither the Administrative Agent nor any Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Company (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Company (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the Administrative Agent and each Issuing Bank in its individual capacity and not as Administrative Agent or Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, as the case may be, and the Administrative Agent and its Affiliates and each Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent or an Issuing Bank, as the case may be.

      Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

      Each Lender agrees (i) to reimburse each of the Administrative Agent and, if such Lender is a Revolving Lender or Additional Revolving Lender, each Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitments hereunder or its Revolving Credit Commitment or Additional Revolving Credit Commitment, as the case may be, if any, in the case of reimbursement of any Issuing Bank or Swingline Lender) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or, if applicable, such Issuing Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless each of the Administrative Agent and, if such Lender is a Revolving Lender or Additional Revolving Lender, each Issuing Bank and the Swingline Lender and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or an Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; PROVIDED that no Lender shall be liable to the Administrative Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or such Issuing Bank, as the case may be, or any of their directors, officers, employees or agents.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

      Each of the Canadian Lenders hereby agrees and confirms that the provisions of this Article VIII shall apply to The Chase Manhattan Bank of Canada as Canadian Administrative Agent upon the same terms and subject to the same conditions as provided in this Article VIII MUTATIS MUTANDIS; provided that any successor Canadian Administrative Agent shall be a bank with an office in Toronto, Canada or Montreal, Canada having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank.

      The Documentation Agent shall have no rights or obligations under the Loan Documents in such capacity.

                                   ARTICLE IX.

                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

          (a)if to Holdings or to the Company, to it at 701 McCullough Drive, Charlotte, North Carolina 28262, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) with copies to 1556 Third Avenue, Suite 603, New York, New York 10128, Attention of General Counsel (Telecopy No. 212-410-9314);

          (b) if to Collins & Aikman Canada, to it at 150 Collins Street, Farnham, Quebec, J2N 2R6, Canada, Attention Controller (Telecopy No. 514-293-6657) with copies to the Company, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) and General Counsel (Telecopy No. 212-410-9314);

          (c) if to Collins & Aikman Plastics, to it at 201 West Big Beaver Road, Suite 1043, Troy, Michigan, Attention Controller (Telecopy No. 248-524-4996) with copies to the Company, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) and General Counsel (Telecopy No. 212-410-9314);

            (d) if to the Administrative Agent, to it at 270 Park Avenue (10th Floor), New York, New York 10017, Attention of [Bruce Borden] (Telecopy No. 212-270-1674);

          (e)if to the Canadian Administrative Agent, to it at 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1A4, Attention of Funding Officer (Telecopy No. 416-216-4162).

          (f)if to a Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

      SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrowers and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

      SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings, the Administrative Agent and the Canadian Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of each Borrower, Holdings, each Issuing Bank, the Administrative Agent, the Canadian Administrative Agent and each Lender and their respective successors and assigns, except that none of the Borrowers or Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

      SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Canadian Borrowers, Holdings, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Revolving Credit Commitments, Additional Revolving Credit Commitments, Canadian Revolving Credit Commitments, Tranche A Term Loans, Tranche B Term Loans and, if applicable, Tranche C Term Loans); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (w) the Company and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed),
(x) such assignment (unless such assignment is of all of a Lender's Loans, Letter of Credit Exposure and unused Commitments) shall be in an amount of at least $5,000,000 unless otherwise agreed to by the Company and the Administrative Agent, each in their sole discretion, (y) a Canadian Lender (or, in the case of a Canadian Schedule II chartered bank, its affiliate which is a Revolving Lender) (i) may not assign a portion of its interests under this Agreement unless, after giving effect thereto, it shall be able to comply with the reallocation described in Section 2.27 and (ii) shall assign ratable portions of its Canadian Revolving Credit Commitment and Additional Revolving Credit Commitment, and (z) interests under the Canadian Revolving Credit Commitments may only be assigned to Canadian Scheduled Lenders, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent (which shall deliver a copy to the Canadian Administrative Agent) an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and, if applicable, Tranche C Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Canadian Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent or the Canadian Administrative Agent, as the case may be, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) Each of the Administrative Agent and the Canadian Administrative Agent shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. Each of the Administrative Agent and the Canadian Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the Register. Each of the Administrative Agent and the Canadian Administrative Agent shall also record the amount of the Commitments of, and the aggregate principal amount of Loans owing to, B/As accepted and held by and the Letter of Credit Exposure of, such Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of the Notes, the Commitments and the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is understood that the Canadian Administrative Agent shall be required to maintain the Register only with respect to the Canadian Revolving Credit Commitments and the Administrative Agent may, but shall not be required to, maintain the Register with respect to Canadian Revolving Credit Commitments and extensions of credit thereunder.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent or the Canadian Administrative Agent, as the case may be, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4, A-5, A-6, or A-7 hereto, as appropriate. Cancelled Notes shall be returned to the appropriate Borrower. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have recorded such assignment in the Register. The Applicable Agent, shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Applicable Agent may reasonably request.

      (f) Each Lender may without the consent of the Borrowers, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes and participations in Letters of Credit held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of (i) the cost protection provisions contained in Sections 2.13, 2.15, 2.18 and (ii) Section 9.06(a) to the same extent as if they were Lenders, PROVIDED, that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred PROVIDED, FURTHER, that the participating banks or other entities shall not be entitled to the benefits of Section 2.18 unless the applicable Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of such Borrower, to comply with Sections 2.18(f) or 2.17(g), as applicable, and Section 2.18(h) as though it were a Lender, and (iv) the Borrowers, the Administrative Agent, the Canadian Administrative Agent the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and participations in Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Pledged Securities or any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold in a transaction permitted by this Agreement). Each Lender will disclose the identity of its participants to the Company and Administrative Agent or the Canadian Administrative Agent, as the case may be, if requested by the Company or the Administrative Agent.

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.

      (i) None of Holdings or the Borrowers shall assign or delegate any of its rights or duties hereunder.

      SECTION 9.05. EXPENSES; INDEMNITY. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Canadian Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Canadian Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and McMillan Binch, counsel to the Canadian Administrative Agent and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent and the Canadian Administrative Agent any Issuing Bank or any Lender (but no more than one such counsel for any Lender).

      (b) The Company agrees to indemnify the Administrative Agent, the Canadian Administrative Agent, each Issuing Bank, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees and agents as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Company agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (i) any Environmental Claim, (ii) any violation of any Environmental Law, or (iii) any act, omission, event or circumstance (including the actual, proposed or threatened, release, removal, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of Holdings or any of its subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted a violation of Environmental Law at the time of its existence or occurrence; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such, losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, officers, directors, employees or agents.

      (c) The Company shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Company's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Company shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Company and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Company shall authorize such Indemnitee to employ separate counsel at the Company's expense. The Company will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Company's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

      (d) Holdings and the Borrowers shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any Environmental Claim; PROVIDED that this paragraph (d) shall not, as to any Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

      (e) Notwithstanding anything to the contrary in this Section 9.05, this
Section 9.05 shall not apply to taxes, it being understood that the Company's only obligations with respect to taxes shall arise under Sections 2.13 and 2.18 and Section 19 of the Guarantee Agreement.

      (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06. RIGHT OF SET-OFF; SHARING. (a) If an Event of Default shall have occurred and be continuing, each Lender (including each Issuing Bank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or the Canadian Borrowers against any of and all the obligations of the Company or the Canadian Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

          (b) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or interest in Letters of Credit, or interest thereon, then due from a Borrower, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and interests in Letters of Credit, or interest thereon, then due from such Borrower (other than as specifically contemplated by this Agreement, including, without limitation, Section 2.12), such benefitted Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Loans and interests in Letters of Credit made to or issued for the account of such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

      SECTION  9.07.  APPLICABLE  LAW.  THIS  AGREEMENT  AND  THE  OTHER  LOAN
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Canadian Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any Guarantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or any Guarantors in any case shall entitle any Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any Letter of Credit Disbursement or amend or modify the provisions of Section 2.09(c) or 2.16, without the prior written consent of each Lender affected thereby, (ii) extend any Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment Date or, if applicable, the Tranche C Loan Repayment Date (other than, in each case, final maturity) or any other date on which principal of the Loans is due (in each case, other than final maturity), or extend any date on which payment of interest on any Loan or reimbursement of any Letter of Credit Disbursement is due, without the prior written consent of (A) in the case of Tranche A Term Loans, Tranche B Terms Loans or, if applicable, Tranche C Term Loans, Lenders with Tranche A Term Loans, Tranche B Term Loans or, if applicable, Tranche C Term Loans, as the case may be, representing at least 80% of the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans or, if applicable Tranche C Term Loans then outstanding, as the case may be, (B) in the case of Loans under the Revolving Credit Commitments and Letter of Credit Disbursements thereunder, Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (C) in the case of Loans under the Canadian Revolving Credit Commitments and Letter of Credit Disbursements thereunder, Lenders with Canadian Revolving Credit Commitments representing at least 80% of the aggregate Canadian Revolving Credit Commitments then in effect or (D) in the case of Loans under the Additional Revolving Credit Commitments and Letter of Credit Disbursements thereunder, Lenders with Additional Revolving Credit Commitments representing at least 80% of the aggregate Additional Revolving Credit Commitments then in effect, (iii) increase or extend any Commitment or decrease the Commitment Fees or Letter of Credit Fees or other fees of any Lender without the prior written consent of such Lender or (iv) amend or modify the provisions of Section 2.09(c) or 2.16, the provisions of this Section or the definition of "Required Lenders", or release substantially all the Pledged Securities from the Lien of the Pledge Agreement or release any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; PROVIDED FURTHER that (a) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Canadian Administrative Agent or the Issuing Banks acting as such at the effective date of such agreement, as the case may be, and (b) the consent of the Lenders shall not be required under this Section 9.08 with respect to any amendments to the Loan Documents to effect increases in Revolving Credit Commitments and the making of Tranche C Term Loans, as contemplated by the definition of "Tranche C Term Loan Supplement", or the reallocations described in Section
2.27. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

      SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, PROVIDED that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

      SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

      SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the Borrowers and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or Holdings or their properties in the courts of any jurisdiction.

      (b) Each of the Borrowers and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the Canadian Administrative Agent, as the case may be, could purchase dollars or Canadian dollars, as the case amy be, with such other currency in New York, New York or Toronto, Canada, as the case may be, on the Business Day immediately preceding the day on which final judgment is given.

      (b) The obligation of each Borrower in respect of any sum due to the Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank may in accordance with normal banking procedures purchase dollars in the amount originally due to the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank with the judgment currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank against the resulting loss.

      (c) The obligation of each Canadian Borrower in respect of any sum due to the Canadian Administrative Agent, the Administrative Agent, any Canadian Lender or any Issuing Bank hereunder or under any other Loan Document in Canadian dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank may in accordance with normal banking procedures purchase Canadian dollars in the amount originally due to the Canadian Administrative Agent, the Administrative Agent,such Canadian Lender or such Issuing Bank with the judgment currency. If the amount of Canadian dollars so purchased is less than the sum originally due to the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank, the Canadian Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank against the resulting loss.

      SECTION 9.17. CONFIDENTIALITY. Each of the Lenders, the Issuing Banks, the Administrative Agent and the Canadian Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrowers furnished to it by or on behalf of any Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to any Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and, on a need to know basis, advisors and (ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, of the National Association of Insurance Commissioners (the "NAIC") or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities to the NAIC or to its parent companies, Affiliates, auditors or regulators and (c) in order to enforce its rights under any Loan Document in a legal proceeding.

      IN WITNESS WHEREOF, the Company, the Canadian Borrowers, Holdings, the Administrative Agent, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          COLLINS & AIKMAN PRODUCTS CO.


                                            by   /s/ J. Michael Stepp
                                                 --------------------
                                                 Name:
                                                 Title:


                                          COLLINS & AIKMAN CORPORATION


                                            by   /s/ J. Michael Stepp
                                                 --------------------
                                                 Name:
                                                 Title:


                                          COLLINS & AIKMAN CANADA INC.


                                          by     /s/ J. Michael Stepp
                                                 --------------------
                                                 Name:
                                                 Title:

                                          COLLINS & AIKMAN PLASTICS, LTD.


                                          by     /s/ J. Michael Stepp
                                                 --------------------
                                                 Name:
                                                 Title:


                                          THE   CHASE   MANHATTAN   BANK,   as
                                          Administrative   Agent,   Collateral
                                          Agent and as a Lender


                                            by   /s/ Bruce Borden
                                                 --------------------
                                                 Name: Bruce Borden
                                                 Title:  Vice President


                                          THE CHASE  MANHATTAN BANK OF CANADA,
                                          as  Canadian   Administrative  Agent
                                          and as a Lender


                                            by   /s/ Christine Chan
                                                 --------------------
                                                 Name: Christine Chan
                                                 Title: Vice President

                                          BANK OF AMERICA NATIONAL TRUST &
                                          SAVINGS ASSOCIATION, as Documentation
                                          Agent and as a Lender


                                          by     /s/ Daniel Rencricca
                                                 --------------------
                                                 Name:  Daniel Rencricca
                                                 Title:  Vice President

                                                 BANK OF AMERICA CANADA


                                                 by


                                                 Address for Notices:

                                          THE BANK OF NEW YORK, as a Lender


                                          By     /s/ Ann Marie Hughes
                                                 --------------------
                                                 Name: Ann Marie Hughes
                                                 Title:  Vice President



                                          Address for Notices
                                          One Wall Street
                                          22nd Floor
                                          New York, New York  10286
                                          Attention:  Ann Marie Hughes
                                          Telecopy:  (212) 635-6434

                                 THE BANK OF NOVA SCOTIA



                                   By  /s/ William E. Zarrett
                                       --------------------
                                       Name:  William E. Zarrett
                                       Title: Senior Relationship Manager




                                Address for Notices for U.S. Loans
                                The Bank of Nova Scotia
                                Atlanta Agency
                                Suite 2700
                                600 Peachtree Street, N.E.
                                Atlanta, Georgia 30308
                                Attention:  W.E. Zarrett
                                Telecopy:  (404) 888-8998

                                Address  for  Notices  for  Canadian
                                Loans
                                The Bank of Nova Scotia
                                Scotia Plaza Branch
                                44 King Street West
                                Toronto, Ontario
                                M5H 1H1   Canada
                                Attention: Gail Banich
                                Telecopy: (416) 866-3750

                                          BANK OF SCOTLAND, as a Lender


                                          By     /s/ Annie Chin Tat
                                                 --------------------
                                                 Name:  Annie Chin Tat
                                                 Title:  Vice President



                                          Address for Notices
                                          565 Fifth Avenue
                                          New York, New York  10017
                                          Attention:  John Carlson
                                          Telecopy:  (212) 682-5720

                                          BANK  OF  TOKYO -  MISTUBISHI  TRUST
                                          COMPANY, as a Lender


                                            By  /s/ P. Donnelly
                                                --------------------
                                                Name:  P. Donnelly
                                                Title:  Vice President



                                            Address for Notices
                                            1251 Avenue of the Americas
                                            New York, New York  10020
                                            Attention:  Friedrich Wilms
                                            Telecopy:  (212) 782-6445

                                          BRANCH  BANKING  AND TRUST  COMPANY,
                                          as a Lender


                                          By     /s/ Thatcher L. Townsend III
                                                 -----------------------------
                                                 Name:  Thatcher L. Townsend III
                                                 Title:  Vice President



                                          Address for Notices
                                          110 South Stratford Road
                                          Suite 301
                                          Winston-Salem, North Carolina
                                          27103-5008
                                          Attention:  Thatcher Townsend
                                          Telecopy:  (910) 733-3254

                                          CIBC INC., as a Lender


                                            By   /s/ Timothy Doyle
                                                 --------------------
                                                Name:  Timothy Doyle
                                                Title:  Manager Director
                                                        CIBC Oppenheimer Corp.
                                                        AS AGENT



                                            Address for Notices
                                            227 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, GA  30339
                                            Attention: Charlene Harris
                                            Telecopy: (770) 319-4950


                                            With a copy to:

                                            425 Lexington Avenue
                                            New York, NY 10017
                                            Attention:  Cyd Petre
                                            Telecopy:  (212) 856-3991

                                          COMERCIA BANK, as a Lender


                                          By     /s/ A. J. Anderson
                                                 ----------------------
                                                 Name:  A. J. Anderson
                                                 Title:  First Vice President


                                          Address for Notices
                                          500 Woodward Avenue
                                          Detroit, MI  48226
                                          Attention: Robert Ramirez
                                          Telecopy: (313) 222-3776

                                          COMPAGNIE  FINANCIERE  DE  CIC ET DE
                                          L'UNION EUROPEENNE, as a Lender


                                          By  /s/ Anthony Rock
                                              -------------------
                                              Name:  Anthony Rock
                                              Title:  Vice President


                                          By  /s/ Brian O'Leary
                                              ----------------------
                                              Name:  Brian O'Leary
                                              Title: Vice President


                                          Address for Notices
                                          520 Madison Avenue
                                          37th Floor
                                          New York, New York  10022
                                          Attention:  Anthony Rock
                                          Telecopy:  (212) 715-4535

                                          COOPERATIVE CENTRALE RAIFFEISEN-
                                          BOERENLEENBANK B.A., "RABOBANK
                                          NEDERLAND", NEW YORK BRANCH



                                          By     /s/ Dana W. Hemenway
                                                 -----------------------
                                                 Name: Dana W. Hemenway
                                                 Title:  Vice President


                                          By     /s/ W. Pieter C. Kodde
                                                 -------------------------
                                                 Name:  W. Pieter C. Kodde
                                                 Title:  Vice President

                                          Address for Notices
                                          245 Park Avenue
                                          New York, NY  10167
                                          Attention: Corporate Services Dept.
                                          Telecopy: (212) 916-7930

                                          CREDIT AGRICLOE INDOSUEZ



                                          By  /s/ David Bouhl
                                              -----------------------
                                              Name: David Bouhl, F.V.P.
                                              Title: Head of Corporate Banking,
                                                     Chicago


                                          By  /s/  Katherine L. Abbott
                                              -----------------------------
                                              Name:  Katherine L. Abbott
                                              Title:  First Vice President

                                          Address for Notices
                                          55 East Monroe Street
                                          Suite 4700
                                          Chicago, IL  60603
                                          Attention: Ernest V. Hodge
                                          Telecopy: (312) 372-3724

                                          CREDIT LYONNAIS  ATLANTA AGENCY,  as
                                          a Lender


                                          By     /s/ David M. Cawrse
                                                 ---------------------------
                                                 Name:  David M. Cawrse
                                                 Title: First VicePpresident  &
                                                 Manager



                                          Address for Notices
                                          303 Peachtree Street, N.E.
                                          Suite 4400
                                          Atlanta, Georgia  30308
                                          Attention:  Kevin Murphy
                                          Telecopy:  (404) 584-5249

                                          CREDITANSTALT   CORPORATE   FINANCE,
                                          INC., as a Lender


                                          By  /s/ Robert M. Biringer
                                              ------------------------------
                                              Name:  Robert M. Biringer
                                              Title:  Executive Vice President

                                          By  /s/ William E. McCollum, Jr.
                                              -------------------------------
                                              Name:  William E. McCollum, Jr.
                                              Title:  Senior Associate

                                          Address for Notices
                                          Two Ravinia Drive
                                          Suite 1680
                                          Atlanta, Georgia  30346
                                          Attention:  Pat Kennedy
                                          Telecopy:  (770) 390-1850

                                          CRESCENT/MACH  I PARTNERS,  L.P., a
                                          a Lender

                                          By:    TCW Asset Management Company
                                                 its Investment Manager


                                          By     /s/ Justin L. Driscoll
                                                 ---------------------------
                                                 Name:  Justin L. Driscoll
                                                 Title:  Senior Vice President

                                          Address for Notices
                                          200 Park Avenue, Suite 220
                                          New York, New York  10166
                                          Attention:  Mark Gold
                                          Telecopy:  (212) 297-4159

                                          With copies to:

                                          Crescent/Mach I Partners, L.P.
                                          c/o State Street Bank & Trust Co.
                                          Two International Place
                                          Boston, MA  02110
                                          Attention: Howie Gorman
                                          Telecopy: (617) 664-5367

                                          CYPRESSTREE SENIOR FLOATING RATEB FUND

                                           By: CypressTree Investment Management
                                               Company, Inc. as Portfolio
                                               Manager


                                           By  /s/ Peter K. Merrill
                                               -------------------------
                                               Name:  Peter K. Merrill
                                               Title:  Managing Director



                                            Address for Notices
                                            125 High Street
                                            Boston, MA  02110
                                            Attention: Tim Barns
                                            Telecopy: (617) 946-5687

                                          KZH CYPRESSTREE 1 CORPORATION



                                          By     /s/ Virginia Conway
                                                 ------------------------
                                                 Name:  Virginia Conway
                                                 Title: Authorized Agent



                                          Address for Notices
                                          c/o The Chase Manhattan Bank
                                          450 West 33rd - 15th Floor
                                          New York, NY 10001
                                          Attention: Virginia Conway
                                          Telecopy: (212) 946-7776

                                          DRESDNER  BANK,  A.G.  NEW  YORK AND
                                          GRAND CAYMAN BRANCHES, as a Lender


                                            By  /s/ John W. Sweeney
                                                ----------------------------
                                                Name:  John W. Sweeney
                                                Title: Assistant Vice President


                                            By  /s/ Beverly G. Cason
                                                ------------------------------
                                                Name:  Beverly G. Cason
                                                Title:  Vice President




                                            Address for Notices
                                            190 South LaSalle Street
                                            Suite 2700
                                            Chicago, Illinois  60603
                                            Attention:  Faraaz Kamran
                                            Telecopy:  (312) 444-1301

                                          ERSTE BANK DER
                                          OESTERREICHISCHEN SPARKASSEN AG



                                          By     /s/ Rima Terradista
                                                 ------------------------
                                                 Name:  Rima Terradista
                                                 Title:  Vice President

                                          By     /s/ John S. Runnion
                                                 ----------------------------
                                                 Name:  John S. Runnion
                                                 Title:  First Vice President


                                          Address for Notices
                                          280 Park Avenue, West Building
                                          New York, NY  10017
                                          Attention: Rima Terradista
                                          Telecopy: (212) 984-5627

                                          FIRST  NATIONAL BANK OF CHICAGO,  as
                                          a Lender


                                            By  /s/ Judith Cornwell
                                                ------------------------
                                                Name:  Judith Cornwell
                                                Title:  Vice President



                                            Address for Notices
                                            1 First National Plaza
                                            Floor 10, Suite 0324
                                            Chicago, IL  60670-0324
                                            Attention: Judith Cornwell
                                            Telecopy: (312) 732-5296

                                          FIRST  UNION  NATIONAL  BANK,  as  a
                                          Lender


                                          By     /s/ David Silander
                                                 --------------------------
                                                 Name:  David Silander
                                                 Title:  Vice President



                                          Address for Notices
                                          301 South Tryon Street
                                          Floor M-2
                                          Charlotte, North Carolina  28288-0145
                                          Attention:  David Trotter
                                          Telecopy:  (704) 374-4000

                                          and

                                          201 South College Street
                                          Suite 1300
                                          Charlotte, North Carolina 28288-0656
                                          Attention:  Portfolio Management
                                          Telecopy:  (704) 374-4820

                                          FUJI BANK, as a Lender


                                          By  /s/ Teiji Teramoto
                                              ------------------------
                                              Name:  Teiji Teramoto
                                              Title:  Vice President & Manager



                                          Address for Notices
                                          2 World Trade Center
                                          79th Floor
                                          New York, New York  10028
                                          Attention:  Vincent Ingato
                                          Telecopy:  (212) 912-0516

                                          THE   INDUSTRIAL   BANK  OF   JAPAN,
                                          LIMITED, as a Lender


                                          By     /s/ Jun Kawada
                                                 --------------------------
                                                 Name:  Jun Kawada
                                                 Title:  General Manager



                                          Address for Notices
                                          1251 Avenue of the Americas
                                          New York, New York  10020
                                          Attention:  Jennifer McNamara
                                          Telecopy:  (212) 282-4490

                                          THE  LONG-TERM  CREDIT BANK OF JAPAN
                                          LIMITED,   NEW  YORK  BRANCH,  as  a
                                          Lender


                                          By  /s/ Shuichi Tajima
                                              --------------------------
                                              Name:  Shuichi Tajima
                                              Title:  Deputy General Manager



                                          Address for Notices
                                          165 Broadway
                                          49th Floor
                                          New York, New York  10006
                                          Attention:  Akira Iwamoto
                                          Telecopy:  (212) 335-4524

                                          THE  MITSUBISHI  TRUST  AND  BANKING
                                          CORPORATION, as a Lender


                                          By     /s/ Toshihiro Hayashi
                                                 ----------------------------
                                                 Name:  Toshihiro Hayashi
                                                 Title:  Senior Vice President



                                          Address for Notices
                                          520 Madison Avenue
                                          New York, New York  10022
                                          Attention:  Paul Arzouian
                                          Telecopy:  (212) 644-6825

                                          NATEXIS BANQUE BFCE


                                          By  /s/ G. Kevin Dooley
                                              --------------------------
                                              Name:  G. Kevin Dooley
                                              Title:  Vice President

                                          By  /s/ William C. Maier
                                              --------------------------
                                              Name:  William C. Maier
                                              Title:  VP-Group Manager


                                          Address for Notices
                                          645 Fifth Avenue, 20th Floor
                                          New York, New York  10022
                                          Attention:  Kevin Dooley
                                          Telecopy:  (212) 872-5045

                                          NATIONSBANK, N.A.  as a Lender


                                          By     /s/ E. Phifer Helms
                                                 ------------------------
                                                 Name:  E. Phifer Helms
                                                 Title:  Senior Vice President



                                          Address for Notices
                                          100 North Tryon Street,
                                          NCI-007-08-11
                                          Charlotte, NC  28255
                                          Attention: E. Phifer Helms
                                          Telecopy: (704) 386-1270

                                          NEW YORK LIFE INSURANCE COMPANY


                                          By  /s/ Steven M. Benevento
                                              ---------------------------
                                              Name:  Steven M. Benevento
                                              Title:  Director


                                          NEW YORK LIFE  INSURANCE AND ANNUITY
                                          CORPORATION, as a Lender

                                          By: New York Life Insurance Company


                                          By  /s/ Steven M. Benevento
                                              ------------------------------
                                              Name:  Steven M. Benevento
                                              Title:  Director



                                          Address for Notices
                                          51 Madison Avenue
                                          New York, New York  10010
                                          Attention:    Treasury   Department,
                                          Securities Income Section - Room 209
                                          Telecopy:  (212) 447-4160

                                          OCTAGON  CREDIT   INVESTORS,   as  a
                                          Lender


                                          By     /s/ James P. Ferguson
                                                 --------------------------
                                                 Name:  James P. Ferguson
                                                 Title:  Managing Director



                                          Address for Notices
                                          380 Madison Avenue - 12F
                                          New York, NY 10017
                                          Attention: Rick Stewart
                                          Telecopy: (212) 622-3797

                                          SOCIETE GENERALE, as a Lender



                                          By  /s/ Ralph Saheb
                                              ---------------------
                                              Name:  Ralph Saheb
                                              Title:  Vice President, Manager


                                          Address for Notices
                                          2001 Ross Avenue, Suite 4800
                                          Dallas, TX  75201
                                          Attention: Laura Gloege
                                          Telecopy: (214) 754-0171


                                          with copies to:
                                          404 Peachtree Street, Suite 3840
                                          Atlanta, Georgia  30304
                                          Attention:  Craig Stamm
                                          Telecopy:  (404) 865-7419

                                          and

                                          Bracewell & Patterson
                                          711 Louisiana Street, Suite 2900
                                          Houston, TX  77002
                                          Attention: Catherine Greaney
                                          Telecopy: (713) 221-1212

                                          THE  SUMITOMO  TRUST & BANKING  CO.,
                                          LTD., NEW YORK BRANCH, as a Lender



                                          By     /s/ Siraj P. Bhatia
                                                 ------------------------
                                                 Name:  Siraj P. Bhatia
                                                 Title:  Senior Vice President



                                          Address for Notices
                                          527 Madison Avenue
                                          New York, New York  10022
                                          Attention:  Russell Bell
                                          Telecopy:  (212) 418-4848

                                          SUNTRUST BANK, ATLANTA, as a Lender



                                          By  /s/ Robert W. Honeycutt
                                              --------------------------
                                              Name:  /s/ Robert W. Honeycutt
                                              Title:  Vice President

                                          By  /s/ Jeffrey D. Drucker
                                              ---------------------------
                                              Name: Jeffrey D. Drucker
                                              Title:  Banking Officer

                                              Address for Notices
                                              25 Park Place N.E.
                                              Atlanta, Georgia  30303
                                              Attention:  Brad Staples
                                              Telecopy:  (404) 588-8833

                                          TORONTO-DOMINION  (TEXAS),  Inc., as
                                          a Lender


                                          By     /s/ J. R. Lents
                                                 --------------------------
                                                 Name:  J. R. Lents
                                                 Title: Manager, Credit
                                                 Administration



                                          Address for Notices
                                          TD Securities (USA) Inc.
                                          32 W. 52nd Street
                                          New York, NY  10019
                                          Attention:  Eric Skillins
                                          Telecopy:  (212) 262-1926

                                          THE  TORONTO  DOMINION  BANK,  as  a
                                          Lender


                                          By     /s/ G. M. Sandala
                                                 ---------------------------
                                                 Name:  G. M. Sandala
                                                 Title: Vice President and
                                                 Manager



                                          Address for Notices
                                          586 Oullette Avenue, 2nd Floor
                                          Windsor, Ontario  N9A 6J8
                                          Attention: Nicole Strong
                                          Telecopy: (519) 973-3880

                                          THE TRAVELERS  INSURANCE COMPANY, as
                                          a Lender


                                          By  /s/ A. W. Carnduff
                                              ------------------------
                                              Name:  A. W. Carnduff
                                              Title:  Second Vice President


                                          THE TRAVELERS  INDEMNITY COMPANY, as
                                          a Lender


                                          By  /s/ A. W. Carnduff
                                              ------------------------
                                              Name:  A. W. Carnduff
                                              Title:  Second Vice President


                                          Address for Notices
                                          1 Tower Square
                                          Hartford, Connecticut  06183
                                          Attention:  Bill Carnduff
                                          Telecopy:  (860) 954-8497

                                          WACHOVIA BANK, N.A., as a Lender


                                          By     /s/ Sarah T. Warren
                                                 ----------------------------
                                                 Name:  Sarah T. Warren
                                                 Title:  Vice President



                                          Address for Notices
                                          400 S. Tryon Street
                                          5th Floor
                                          Charlotte, North Carolina  28285
                                          Attention:  Sarah Warren
                                          Telecopy:  (704) 378-5035

                                          WELLS FARGO BANK, as a Lender


                                          By  /s/ Delia B. Fance
                                              ----------------------
                                              Name:  Delia B. Fance
                                              Title:  Vice President


                                              Address for Notices
                                              333 South Grand Avenue, 9th Floor
                                              Los Angeles, CA  90071
                                              Attention:  Delia Fance
                                              Telephone: (213) 253-7304
                                              Telecopy:  (213) 628-9694